Exhibit 10.11

AGREEMENT AND PLAN OF MERGER

by and among

First Foundation Inc.,

a California corporation,

First Foundation Bank,

a federal savings bank that is a wholly-owned subsidiary of FFI,

and

Desert Commercial Bank,

a California state chartered bank

June 29, 2011

(i)

(ii)

(iii)

(iv)

(v)

EXHIBITS

Exhibit A	DCB Voting Agreement

Exhibit B	FFI Voting Agreement

Exhibit C	Form of Earn-Out Agreement

Exhibit D	Short Form Merger Agreement

Exhibit E	Form of Option Acceleration Notice

Exhibit F	Form of DCB Affiliate Agreement

Exhibit G	Form of Optionee/Warrantholder Cancellation Agreement

(vi)

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2011 (this “Agreement”), by and among First Foundation Inc., a California corporation (“FFI”), First Foundation Bank, a federal savings bank (“FFB”) that is a wholly-owned subsidiary of FFI, Desert Commercial Bank, a California state chartered bank (“DCB”). Each of FFI, FFB and DCB shall sometimes be referred to in this Agreement as a “Party” and collectively as the “Parties”. Certain other terms with initial capital letters that are used or appear in this Agreement shall have the respective meanings given to such terms in Section 1 of this Agreement.

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Parties intend to consummate a strategic business combination through a statutory merger of DCB with and into FFB (the “Merger”), with FFB as the surviving bank in the Merger;

WHEREAS, the respective boards of directors of FFI, FFB and DCB have each determined that the Merger and the other transactions contemplated herein are consistent with, and will further, their respective business strategies and goals and are in the best interests of their respective companies and shareholders and, therefore, each of such boards of directors have approved and declared advisable this Agreement and the Merger;

WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the FFI Shares to be issued in connection with the Merger; and

WHEREAS, as an inducement for FFI and FFB to enter into this Agreement, the executive officers and directors of DCB, as holders of DCB’s common stock (collectively, the “DCB Affiliated Shareholders”), have executed and delivered to FFI an agreement in the form of Exhibit A (the “DCB Voting Agreement”), providing, among other things, that such DCB Affiliated Shareholder will vote all of his or her DCB Shares for approval of this Agreement and the consummation of the Merger and the other transactions contemplated hereby; and

WHEREAS, as an inducement for DCB to enter into this Agreement, the executive officers and directors of FFI, as holders of FFI common stock (collectively, the “FFI Affiliated Shareholders”), have executed and delivered to DCB a voting agreement in the form attached hereto as Exhibit B (the “FFI Voting Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements of each of the Parties that are set forth in this Agreement and intending to be legally bound hereby, the Parties hereto hereby covenant and agree as follows:

ARTICLE I
Definitions

Section 1.1           Certain Definitions. For purposes of this Agreement, the term:

“401(K) Plan” means the DCB 401(k) Retirement Plan.

“Action or Proceeding” shall mean any and all written demands, written charges, claims, complaints, actions, suits, investigations, hearings and other proceedings.

“Affiliate” or “affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“ALLL” means, with respect to each of FFB and DCB, its allowances for loan and lease losses, in each case determined in accordance with GAAP and any applicable bank regulatory requirements.

“Applicable Law” means any domestic or foreign, federal, state or local, statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to the relevant Party or Parties or its or their respective properties or assets.

“Bank Merger Act” means the U.S. federal law governing mergers of federally insured depository institutions that is set forth in Section 18(c) of the Federal Deposit Insurance Act (“FDIA”) and 12 U.S.C. § 1828(c) of the United States Code, and the rules and regulations thereunder that are applicable to the Merger, as such Act and such rules and regulations are in effect on the date hereof and as may be amended hereafter.

“Bank Secrecy Act” means the Currency and Foreign Transaction Reporting Act (31 U.S.C. Section 5311 et seq.), as in effect on the date hereof, as the same may be amended hereafter.

“Beneficial Ownership” or “beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, contract, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer or employee (or to any dependent or beneficiary thereof of DCB or any ERISA Affiliate), under which a Party, its Subsidiaries or any of their ERISA Affiliates has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

“Blue Sky Laws” means state securities or “blue sky” laws.

“Business Day” means any day other than Saturday, Sunday, any federal holiday and any other day on which commercial banks doing business in the state of California are authorized to be closed.

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“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

“Change in Control Arrangements” means all plans, contracts, programs, agreements, policies and other arrangements (whether written or unwritten) providing for any Change in Control Benefits.

“Change in Control Benefits” means: (i) any material payment (including, without limitation, any severance, unemployment compensation, parachute) payment to, (ii) any material increase in the compensation or benefits otherwise payable to, or (iii) the acceleration of the time of payment or vesting of any compensation or material benefits of, any of the current or former directors, officers, employees or consultants of a Party or any of its Subsidiaries on or by reason of the execution and delivery of any agreement providing for or the consummation of any transaction or series of related transactions with any Person that would result in (A) the Persons who were the holders of all of the outstanding voting shares of a Party or of any of its material Subsidiaries immediately prior to the consummation of such transaction ceasing to own at least fifty-one percent (51%) of the shares of voting stock of such Party or of such Subsidiary (as the case may be), or (B) all or substantially all of the assets of a Party or any Subsidiary thereof being sold or otherwise transferred to another person (other than a person that, immediately prior to the consummation of such sale or other transfer of assets, was an Affiliate of such Party).

“CGCL” means the California General Corporation Law, as in effect on the date hereof and as may be amended hereafter.

“Code” shall have the meaning given to it in the Recitals to this Agreement.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977 (12 U.S.C. 2901 et seq.), as in effect on the date hereof and as may be amended hereafter.

“Contracts” means any of the agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, letters of credit, settlement agreements, franchise agreements, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, policies, and executory commitments (written or oral) to which a Person is a party or to which any of its assets are subject.

“Control” or “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

“DCB Acquisition Proposal” means any offer or proposal concerning, providing for or contemplating any (a) merger, consolidation, business combination, or similar transaction involving DCB, (b) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of DCB representing 20% or more of the book value of the assets of DCB, (c) issuance, sale, or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 20% or more of the voting power of DCB, other than pursuant to the exercise of the outstanding DCB Options and/or DCB Warrants set forth in Section 4.3(b) of the DCB Disclosure Schedule by Persons who are not acting as a Group, (d) transaction, including any tender offer, in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the outstanding voting capital stock of DCB, or (e) any combination of the foregoing, but other than the Merger.

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“DCB Common Stock” and “DCB Shares” each means shares of voting common stock of DCB, without par value.

“DCB Financial Statements” means (i) the balance sheets dated December 31, 2008, 2009 and 2010 and the related statements of operations, comprehensive income (loss), cash flows and shareholders equity for each of the fiscal years then ended, of DCB, accompanied by the audit reports thereon of DCB’s independent public accountants, and (ii) DCB’s unaudited balance sheets as of March 31, 2011 (which is sometimes referred to herein as the “DCB 2011 Balance Sheet”) and the related unaudited statements of operations, comprehensive income (loss), cash flows and shareholders’ equity of DCB for the three months ended March 31, 2011.

“DCB Optionee” or “DCB Option Holder” means any holder of one or more DCB Options. Set forth in Section 4.3(b) of the DCB Disclosure Schedule is a list of the DCB Option Holders, the exercise prices of their DCB Options and the number of DCB Shares into which each of their DCB Options is exercisable or convertible or for which such DCB Options are exchangeable, in each case as of the date of this Agreement.

“DCB Option Plan” means DCB’s 2005 Stock Plan, as amended.

“DCB Options” means all options granted under the DCB Option Plan and outstanding immediately prior to the Effective Time, which entitle the holders thereof to purchase or otherwise acquire any DCB Shares or any securities that are convertible or exercisable into or exchangeable for DCB Shares.

“DCB Securityholders” means, collectively, the DCB Shareholders and the DCB Option Holders and DCB Warrantholders.

“DCB Shareholders” means individually a record holder and collectively the record holders of DCB Shares.

“DCB Shareholder Approval” means the approval of the principal terms of this Agreement and the Merger and the other transactions contemplated hereby by the affirmative vote required for such approval under the DCB Articles and DCB Bylaws and Applicable Law.

“DCB Superior Proposal” means a bona fide unsolicited written offer or proposal made by any Person, other than FFI or FFB, which involves, contemplates or relates to: (i) a sale, lease, exchange, transfer or other disposition of more than 50% of the book value of the assets of DCB in a single transaction or a series of related transactions, or (ii) the acquisition, directly or indirectly, by such third party of beneficial ownership of 50% or more of the Common Stock of DCB, whether to be effectuated by a merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise, which is (x) on terms which the DCB Board in good faith concludes (following consultation with its financial advisors, if any, and outside legal counsel) are more favorable, from a financial standpoint, to DCB’s Shareholders (in their capacities as shareholders) than the transactions contemplated by this Agreement (including any revisions hereto), and (y) is, in the good faith judgment of the DCB Board, reasonably likely to be completed materially on the terms proposed, taking into account the various legal, financial and regulatory aspects of the offer or proposal.

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“DCB Warrantholder” means any holder of any DCB Warrant. Set forth in Section 4.3(b) of the DCB Disclosure Schedule is a list of the DCB Warrantholders, the exercise prices of their DCB Warrants and the number of DCB Shares into which each of their DCB Warrants is exercisable or convertible or for which such DCB Warrants are exchangeable, in each case as of the date of this Agreement.

“DCB Warrants” means the 2009 Warrants issued by DCB prior to the date of this Agreement which entitle the holders thereof to purchase, in the aggregate, 354,593 shares of DCB Common Stock at an exercise price of $7.25 per share.

“Derivative Transaction” means a transaction involving any swap, forward, future, option, cap, floor or collar or any other interest rate or foreign currency protection contract or any other contract that is not included in the Balance Sheet of DCB or FFI, as applicable, and is a derivatives contract.

“DFI” means the California Department of Financial Institutions.

“Dissenting DCB Shares” has the meaning set forth in Section 3.8 hereof.

“Earn-Out Agreement” means an agreement, substantially in the form of Exhibit C hereto, which will be entered into pursuant to Section 3.7 hereof and will set forth (i) the manner in which the determination will be made of the amount of the Loan Contingency Holdback (as defined in Section 3.1(e) hereof) that will become payable to the DCB Shareholders, in additional FFI Shares, or to the DCB Option Holders, or DCB Warrantholders in additional cash, and (ii) the procedures for distributing such additional FFI Shares or cash.

“Effective Time” shall have the meaning given to such term in Section 2.2

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to pollution, contamination, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, noise, odor, wetlands, or the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act (15 U.S.C. Section 1691 et seq.) as in effect on the date hereof and as may be amended hereafter.

“Equity Interest” means any share, capital stock, partnership, membership or similar interest in any entity, and any option, warrant, right or other security (including debt securities) that is convertible, exchangeable or exercisable therefor.

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“Equity Securities” of a Person (including any of the Parties) means any shares of such Person’s capital stock, securities (including debt securities) that are convertible or exchangeable or exercisable for any shares of such Person’s capital stock, or any options, warrants or other rights of any kind or nature (written or oral, contractual or other and whether fixed or contingent) entitling the holder thereof to purchase or otherwise acquire any shares of such Person’s capital stock or any such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right) in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity or trade or business (whether or not incorporated) other than DCB that together with DCB, is considered under common control and treated as a single employer under Section 4.14(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” means Computershare or such other bank, depository, trust or other company as may be mutually agreed upon by the Parties.

“Fair Housing Act” means the Fair Housing Act (420 U.S.C. Section 3601 et seq.), as in effect on the date hereof and as may be amended hereafter.

“FDIC” means the Federal Deposit Insurance Corporation.

“FFI Common Stock” and “FFI Shares” each means shares of voting common stock of FFI, par value $0.001 per share.

“FFI Consolidated Financial Statements” means (i) the balance sheets dated December 31, 2008, 2009 and 2010 and the related statements of operations, comprehensive income (loss), cash flows and shareholders equity for each of the fiscal years then ended, of FFI and its consolidated Subsidiaries, accompanied by the audit reports thereon of FFI’s independent public accountants, and (ii) FFI’s unaudited balance sheets as of March 31, 2011 (which is sometimes referred to herein as the “FFI 2011 Balance Sheet”) and the related unaudited statements of operations, comprehensive income (loss), cash flows and shareholders’ equity of FFI and its consolidated Subsidiaries for the three months ended March 31, 2011.

“FFI Permit” means any permit, authorization, license, certificate, approval and/or clearance of any Governmental Entity necessary for FFI and each of its Subsidiaries to own, lease and operate its respective properties or to carry on their respective businesses as currently conducted or are proposed as of the date hereof, to be conducted in the future.

“FFI Shareholder Approval” means the approval of the principal terms of this Agreement and the Merger and the other transactions contemplated hereby by the affirmative vote required for such approval under the FFI Articles and FFI Bylaws and Applicable Law.

“FFI Shareholders” means individually a record holder and collectively the record holders of FFI Shares.

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“Financial Code” means the California Financial Code, as in effect on the date hereof and as may be amended from time to time hereafter.

“FRB” or “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles as applied in the United States.

“GLB Act” means the Gramm-Leach-Bliley Act of 1999, as in effect on the date hereof and as may be amended from time to time hereafter.

“Government Approvals” shall mean, where applicable, (i) the approval of the Merger by the OTS or the OCC, the FRB, the FDIC and the DFI, and (ii) all other consents, approvals, authorizations, permits or orders of Governmental Entities that are required by Applicable Law to be obtained to permit the Parties to consummate the Merger, including, but not limited to those that may be required under the Securities Act, applicable Blue Sky Laws, and any other consents, approvals, authorizations or permits from Governmental Entities that may be required under the CGCL or the Financial Code.

“Governmental Authority” or “Governmental Entity” means any domestic or foreign governmental, administrative, judicial or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“Group” or “group” shall have the meaning given to such terms in Section 13(d) of the Exchange Act or the rules and regulations thereunder, except where the context in which such term is used clearly indicates a different meaning is intended.

“Hazardous Materials” means any substance in concentration that is (a) listed, classified or regulated pursuant to any Environmental Law, (b) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (c) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law or which is the subject of regulatory action by any Governmental entity in connection with any Environmental Law.

“HOLA” means the Home Owners’ Loan Act of 1933, and the rules and regulations thereunder, as amended up to and as in effect on the date hereof and as may be amended hereafter, and any successor statute thereto.

“Home Mortgage Disclosure Act” means the Home Mortgage Disclosure Act (12 U.S.C. Section 2801 et seq.), as in effect on the date hereof and as may be amended from time to time hereafter.

“In-the-Money DCB Options” means those DCB Options that are (i) outstanding immediately prior to the Effective Time and (ii) exercisable, by their express terms, at a price per share of DCB Common Stock that is less than Per Share Merger Consideration (as determined in accordance with the Section 3.1 of this Agreement).

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“In-the-Money DCB Warrants” means those DCB Warrants, if any, that (i) are outstanding immediately prior to the Effective Time and (iii) are exercisable, by their express terms, at a price per share of DCB Common Stock that is less than Per Share Merger Consideration (as determined in accordance with Section 3.1 of this Agreement).

“IRS” means the United States Internal Revenue Service.

“Knowledge” or “knowledge” of any person which is an individual means such person’s actual knowledge after reasonable inquiry, and for any person which is not an individual means, with respect to any specific matter, the actual knowledge of one or more such person’s executive officers and any other officer having primary responsibility for such matter after reasonable inquiry.

“Law” means any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Liabilities” or “liabilities” each means and includes (i) any direct or indirect liability, indebtedness, obligation, financial commitment, accrued expense, or claim, or any deficiency required, in accordance with GAAP, to be recorded in the balance sheet of a Party or in the footnotes thereto, in each case whether such liabilities, indebtedness obligation is known or unknown, accrued, absolute, contingent, matured, or unmatured, or (ii) any guaranty by a Party hereto of any obligations (monetary or other) of another person, other than a guaranty by a parent entity of the obligations of any of its consolidated Subsidiaries or by a consolidated Subsidiary of its parent’s obligations, so long as the obligation underlying such guaranty is included in the balance sheet of the parent or consolidated Subsidiary.

“Lien” means any mortgage, hypothecation, pledge, security interest, encumbrance, equitable interest, claim, lien or charge, any conditional sale or other title retention agreement in the nature thereof or any material restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership) of any asset or property, any sale of receivables with recourse or any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute, or any agreement to grant, create, effect, enter into or file any of the foregoing.

“Loans” means loans, extensions of credit (including guaranties), commitments to extend credit and other similar assets, in each case required to be reflected in the DCB Financial Statements or the FFI Consolidated Financial Statements pursuant to applicable regulatory principles or GAAP, provided, that such term shall not include loans held for sale unless the context in which the term “loans” is used clearly indicates otherwise.

“Losses” shall mean any and all injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, assessments, amounts paid in settlement, liabilities, obligations, Taxes, Liens, losses and out-of-pocket expenses and costs, including court costs and the reasonable fees and disbursements of attorneys, accountants and experts, whether arising out of any Action or Proceeding or out of any facts, events, acts or omissions or any circumstances the existence or occurrence of which constitutes or gives rise to a breach of any representation or warranty of a Party contained in this Agreement (including the Exhibits, the DCB Disclosure Schedule, the FFI Disclosure Schedule and the other documents delivered pursuant hereto) or a breach of any of its covenants contained herein.

“Material Adverse Effect” means, when used in connection with any Party hereto or any of its material Subsidiaries, any change, effect or circumstance that:

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(a)          has or could reasonably be expected to have a material adverse effect on, or result in a material adverse change in, the business, financial condition or results of operations of such Party and its Subsidiaries taken as a whole, other than such changes, effects or circumstances reasonably attributable to: (i) economic conditions generally in the United States, conditions in the financial or securities markets in general or conditions in general in the banking industry and markets in which such Party conducts its businesses, except to the extent such changes materially and disproportionately affect, in an adverse manner, such Party and its Subsidiaries considered as a whole; (ii) changes in banking and similar Laws of general applicability or interpretations thereof by courts or Governmental Entities; (iii)  items expressly disclosed in such Party’s Disclosure Schedules; (iv) the announcement or pendency of the Merger; (v) any action taken by DCB with FFI’s express written consent or any action taken by DCB that DCB was required to take pursuant to the terms of this Agreement (other than those actions that DCB is required to take pursuant to the first sentence of Section 6.1 hereof); (vi) any action taken by FFI or FFB with DCB’s express written consent or any action taken by FFI or FFB that such Party was required to take pursuant to the terms of this Agreement (other than those actions that FFI is required to take pursuant to the first sentence of Section 6.1 hereof); (vii) the engagement by the United States in major hostilities, whether or not pursuant to a declaration of a national emergency or war, or the occurrence of any terrorist attack upon or within the United States or any of its territories or possessions; and (viii) any failure, in and of itself, by a Party to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (it being understood that, with respect to this clause (ix), the facts, events or circumstances giving rise or contributing to such failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect, except to the extent such facts or circumstances are themselves excepted from the definition of Material Adverse Effect pursuant to any of clauses (i) through (v) of this definition); or

(b)          prevents a Party from consummating the Merger or consummating any of the other material transactions contemplated by this Agreement or performing any of such Party’s obligations under this Agreement the nonperformance of which would entitle either of the Parties to terminate this Agreement pursuant to Section 12.1 hereof or that delays the consummation of the Merger beyond the Termination Date (as defined in Section 12.1) or materially impairs the ability of a Party hereto to consummate the Merger.

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“OCC” means the Office of the Comptroller of the Currency.

“Option Acceleration Notice” shall have the meaning given to such term in Section 3.6(a) hereof.

“Optionee/Warrantholder Cancellation Agreement” shall have the meaning given to such term in Section 7.7 hereof.

“Other Real Estate Owned” or “OREO” means real estate or loans secured by real estate that are classified or would be classified, under bank regulatory accounting principles, as: “loans to facilitate;” “other real estate owned;” “in substance foreclosure;” “in substance repossession;” foreclosed real estate; and real estate acquired for debts previously contracted.

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“OTS” means the Office of Thrift Supervision and any successor Governmental Entity thereto.

“Party” has the meaning ascribed to such term in the Preamble of this Agreement.

“Permitted Liens” means (i) mechanics’, carriers’, workers’, repairmen’s, warehousemen’s, carriers’ or other similar Liens arising in the ordinary course of business of a Party, (ii) Liens for Taxes, assessments and other similar governmental charges or statutory Liens that are not yet due and payable or which are being contested in good faith and for which adequate reserves have been set aside, (iii) pledges of assets by a Party in the ordinary course of business, including to secure public deposits or borrowings, (iv) Liens that arise under zoning, land use and other similar Laws and other imperfections of title or other Liens that do not, individually or in the aggregate, materially affect the value of the property subject thereto (as carried on the consolidated balance sheet of the Party) and do not materially impair the use of the property subject thereto as presently used and Liens on those properties which would not, individually or in the aggregate, have a Material Adverse Effect on such Party, and (v) Liens imposed by Blue Sky Laws or federal securities Laws.

“Person” or “person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined above).

“Proxy Statement/Offering Circular” shall mean the proxy statement/offering circular to be sent to DCB Shareholders and FFI Shareholders in connection with the respective meetings thereof at which the DCB Shareholders and the FFI Shareholders, respectively, shall consider and vote on the approval of the principal terms of this Agreement and the Merger and the other transactions contemplated hereby, as such proxy statement/offering circular may be amended or supplemented from time to time prior to such meetings.

“Representatives” shall mean the directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, and agents and other representatives of a Party or of any of its Subsidiaries.

“Returns” means all reports, estimates, declarations of estimated tax, claims for refund, information statements and returns required to be prepared or filed in connection with any Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securityholder Representative” has the meaning ascribed to such term in Section 13.4 hereof.

“Severance Arrangements” means all agreements, plans, contracts, programs, arrangements and policies (whether written or unwritten) of a Party that provide for the payment or continuation of compensation or benefits to any of the current or former directors, officers or employees of or consultants to a Party or any of its Subsidiaries on or by reason of, or following, a termination of employment or cessation of service of such director, officer, employee or consultant with a Party or any of its Subsidiaries.

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“Specifically-Allocated ALLL” means the portion of the DCB ALLL which, in accordance with GAAP, is allocated or identified to specific DCB loans, such as, but not limited to, nonaccrual loans and impaired loans, in DCB’s loan portfolio.

“Subsidiary” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, joint venture or other legal entity.

“Taxes” means all taxes, however denominated, including, without limitation, any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including federal income taxes and state income taxes), alternative or add-on minimum taxes, estimated taxes, payroll and employee withholding taxes, back up withholding and other withholding taxes, unemployment insurance, social security taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, self dealing or prohibited transactions taxes, customs, duties, capital stock taxes, and other obligations of the same or of a similar nature to any of the foregoing, whether disputed or not.

“Termination Fee” shall have the meaning given to such term in Section 12.2 hereof.

“Underwater DCB Option” means any outstanding DCB Option with an exercise price that is equal to or greater than the Per Share Merger Consideration (determined in accordance with Section 3.1 hereof).

Underwater Warrants” means any outstanding DCB Warrant with an exercise price that is equal to or greater than the Per Share Merger Consideration (determined in accordance with Section 3.1 hereof).

“USA Patriot Act” means the USA Patriot Act (Pub. L. No. 107 56), as in effect on the date hereof and as may be amended hereafter.

“Unallocated ALLL” means the portion of the DCB ALLL that exceeds the Specifically Allocated portion thereof.

Section 1.2           Rules of Construction. This Agreement is the result of arms’-length negotiations between the Parties hereto and no provision hereof, because of any ambiguity found to be contained herein or otherwise, shall be construed against a Party because such Party or its legal counsel was the draftsman of that provision or any portion thereof. Unless the context in which such terms are used clearly and unambiguously indicates otherwise, (i) the term “or” shall not be exclusive, (ii) the term “including” shall not be limiting, but shall mean either “including but not limited to” or “including without limitation” and (iii) the terms “herein,” “hereof,” “hereto,” “hereunder”, “hereinafter” and other similar terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear. The Recitals to this Agreement are an integral part of this Agreement and shall be given full effect in connection with the interpretation and construction of this Agreement. Words and phrases defined in the plural shall also be used in the singular and vice versa and shall be construed in the plural or singular as appropriate and apparent in the context used. Unless otherwise specifically provided herein, accounting terms shall be given and assigned their usual meanings and effects as defined or used under GAAP.

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ARTICLE II
The Merger

Section 2.1           The Merger. Upon the terms and subject to satisfaction or waiver in writing of the conditions set forth in this Agreement, and in accordance with the applicable provisions of HOLA, the Bank Merger Act, the CGCL and the Financial Code, at the Effective Time DCB shall be merged with and into FFB. As a result of the Merger, the separate corporate existence of DCB shall cease and FFB shall continue as the surviving Party in the Merger (sometimes referred to as the “Surviving Party”).

Section 2.2           Closing. The consummation of the Merger (the “Closing”) shall take place on the fifteenth (15th) calendar day (or if not a Business Day, the next Business Day thereafter) of the calendar month immediately following the Determination Date (as hereinafter defined), or such other date as may be agreed upon by the Parties (the actual date of the Closing being referred to herein as the “Closing Date”). The Closing shall be held at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, unless another place is agreed to in writing by the Parties hereto. As soon as practicable on or after the Closing Date, the Parties hereto shall cause the Merger to be consummated by filing with the OTS or OCC and with the California Secretary of State this Agreement, duly executed, or a shorter-form agreement of merger that complies with Applicable Law and Government regulations and is substantially in the form of Exhibit D hereto (the “Short-Form Merger Agreement”), together with any required officers’ certificates. The Merger shall become effective on the date such Short-Form Merger Agreement has been duly filed with and certified by the OTS or OCC and the DFI (if and to the extent required under Applicable Law) and by the California Secretary of State (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the “Effective Time” of the Merger).

Section 2.3           Effect of the Merger. At the Effective Time, the Merger shall have the effects set forth in the applicable provisions of HOLA, the Bank Merger Act, the CGCL and the Financial Code. Without limiting the generality of the foregoing, at the Effective Time, except as may otherwise be provided elsewhere in this Agreement, all the property, rights, privileges, powers and franchises of FFB and DCB shall vest in FFB as the Surviving Party, and all debts, liabilities and duties of FFB and DCB shall become the debts, liabilities and duties of FFB as the Surviving Party.

Section 2.4           Charter and Bylaws and Name of Surviving Party. At the Effective Time, the charter and bylaws of the Surviving Party shall be the charter and bylaws of FFB as they exist immediately prior to the Effective Time, and the name of the Surviving Party shall be “First Foundation Bank”, in each case until thereafter changed or amended as provided therein or pursuant to Applicable Law.

Section 2.5           Directors and Officers of Surviving Party. At the Effective Time: (i) the initial directors of the Surviving Party and of FFI shall be the persons who are named on Schedule 2.5 to this Agreement; and (ii) the initial officers of the Surviving Party shall be the persons who are the officers of FFB immediately prior to the Effective Time. Each of such directors and officers shall hold their respective offices with the Surviving Party and with FFI in accordance with its respective Articles of Incorporation and Bylaws and, in the case of the initial officers of FFB, any employment agreements in existence immediately prior to the Effective Time between any such officers and FFB.

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Section 2.6           FFI Advisory Board Members. At the Effective Time, FFI’s advisory board shall consist of the persons who are named on Schedule 2.6 to this Agreement.

ARTICLE III
Consideration and Exchange Ratio; Conversion of Securities; Exchange of Certificates

Section 3.1           Certain Defined Terms. For purposes of this Agreement, the term:

(a)          “Additional Capital” means the amount of capital received by DCB during the Measurement Period from (i) the exercise by DCB Option Holders of any DCB Options or the exercise by the DCB Warrantholders of any DCB Warrants and (ii) from the sale by DCB of DCB Common Stock consented to by FFI pursuant to Section 7.1 below;

(b)          “Adjusted DCB Book Value” means (i) the Base DCB Book Value:

(i)          increased by:

(A)         the Measurement Period Net Securities Gains (if any);

(B)         the Measurement Period Income (if any);

(C)         fifty percent (50%) of the Tail Policy Cost; and

(D)         the lesser of the (1) $30,000 or (2) 50% of the E&O Policy Cost (as defined below).

(ii)         decreased by:

(A)         the Measurement Period Net Securities Losses (if any);

(B)         the Measurement Period Loss (if any);

(C)         the amount of the Loan Contingency Holdback;

(D)         the amount of DCB Unrecorded Merger Costs (if any); and

(E)         the amount of the ALLL Shortfall (if any).

(c)          “Aggregate Merger Consideration” means the sum of (i) the result obtained from multiplying the Adjusted DCB Book Value by the Valuation Factor, and (ii) the amount of the NOL Tax Benefit, if any; and (iii) the amount of Additional Capital, if any;

(d)          “Aggregate Option Consideration” means the aggregate amount that is paid to the DCB Option Holders for cancellation of their In-the-Money DCB Options and the DCB Warrantholders for cancellation of their In-the-Money DCB Warrants, determined in the manner set forth in Section 3.6 below;

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(e)          “ALLL Shortfall” means the amount, if any, by which One Million Six Hundred Thousand Dollars ($1,600,000) exceeds the amount of the DCB Unallocated ALLL as of the Determination Date;

(f)          “Base DCB Book Value” means Fifteen Million Nine Hundred Ten Thousand Dollars ($15,910,000);

(g)          “DCB Unrecorded Merger Costs” means any costs or expenses incurred by DCB in connection with or related to the Merger, including the fees of attorneys, accountants and any investment banking, brokerage or financial advisory firm that have not been included in the determination of DCB’s Measurement Period Income (Loss);

(h)          “Determination Date” means the last Business Day of the calendar month in which the conditions set forth in Articles IX, X and XI of this Agreement have been satisfied or waived in writing (excluding conditions that, by their nature, cannot be satisfied until, but will be satisfied or waived as of, the Closing Date, but subject to the satisfaction or waiver of those conditions);

(i)          “E&O Policy Cost” means the aggregate amount paid or payable by DCB for the E&O Insurance Policy that is described in and meets the requirements of Section 13.4(f) hereof; and

(j)          “Exchange Ratio” means the number, rounded down to four decimal places, that results from dividing the Per Share Merger Consideration by the FFI Share Price of $15.00.

(k)          “FFI Share Price” means Fifteen Dollars ($15.00);

(l)          “Loan Contingency Holdback” means Four Million Five Hundred Thousand Dollars ($4,500,000);

(m)          “Measurement Period” means the period from April 1, 2011 to and including the Determination Date;

(n)          “Measurement Period Income(Loss)” means DCB’s income before taxes or DCB’s loss before taxes, as the case may be, for the Measurement Period, determined in accordance with GAAP;

(o)          “Measurement Period Net Securities Gains (Losses)” means an amount equal to the difference between DCB’s unrealized gains on investment securities and its unrealized losses on investment securities for the Measurement Period, in each case determined in accordance with GAAP;

(p)          “Net Merger Consideration” means the amount by which the Aggregate Merger Consideration exceeds the Aggregate Option Consideration;

(q)          “NOL Tax Benefit” means the present value (determined using a 15% discount rate) of the amount of DCB’s federal and state tax loss carryforwards as of the Determination Date, as adjusted for the limitations set forth in Section 382 of Code and the rules and regulations promulgated thereunder;

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(r)          “Per Share Merger Consideration” means the amount obtained by dividing the Net Merger Consideration by the number of DCB Shares that are issued and outstanding immediately prior to the Effective Time;

(s)          “Tail Policy Cost” means the aggregate amount paid or payable by DCB for the Tail Policy described in Section 8.4(a) less the amount of any refund of premiums received by DCB arising from the termination of DCB’s existing policy of officers’ and directors’ liability insurance; and

(t)          “Valuation Factor” means 1.25.

Section 3.2           Conversion of DCB Shares into FFI Shares. At the Effective Time, by virtue of the Merger and without any action on the part of FFI, FFB, DCB or the DCB Securityholders:

(a)          Conversion of DCB Shares.

(i)          Except for Dissenting DCB Shares and subject to the other provisions of this Article III, each DCB Share issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, be converted into the right to receive a number of shares of FFI Common Stock equal to the Exchange Ratio (determined in the manner set forth in Section 3.1 above); and

(ii)         At the Effective Time, all of the DCB Shares that were issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall cease to exist, and each certificate previously representing any such DCB Shares shall, from and after the Effective Time, represent solely the right to receive a number of FFI Shares equal to the product of the number of DCB Shares represented by that certificate and the Exchange Ratio or the right to receive the appraisal amount under Section 1300 of the CGCL, as applicable.

(b)          FFI Capital Stock. Each outstanding share of FFI capital stock shall remain an outstanding share of FFI capital stock and shall not be converted or otherwise affected by the Merger.

(c)          FFB Capital Stock. Each outstanding share of FFB capital stock shall remain an outstanding share of FFB capital stock, shall at the Effective Time be owned, beneficially and of record by FFI and shall not be converted or otherwise affected by the Merger.

Section 3.3           Change in FFI Shares. If between the date of this Agreement and the Effective Time, the outstanding FFI Shares shall be changed into a different number of FFI Shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of a class of shares or the like, the Per Share Merger Consideration shall be correspondingly and appropriately adjusted to reflect such event.

Section 3.4           Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of FFI Common Stock shall be issued to holders of DCB Shares in the Merger. In lieu thereof, each such holder otherwise entitled to receive a fraction of a share of FFI Common Stock (after taking into account all certificates delivered by such holder and the aggregate number of DCB Shares represented thereby) shall receive, at the time of surrender of the certificate or certificates representing such holder’s DCB Shares, an amount in cash equal to the FFI Share Price multiplied by the Exchange Ratio. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

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Section 3.5           Surrender and Exchange of Certificates.

(a)          Exchange Agent. Prior to the Closing, FFI shall deposit with the Exchange Agent such certificates of FFI Common Stock (the “FFI Stock Certificates”) representing the number of whole shares of FFI Common Stock issuable in the Merger determined in accordance with Sections 3.1 and 3.2 above and FFI shall also make available to the Exchange Agent sufficient cash to make all cash payments in lieu of fractional shares pursuant to Section 3.4 (together with the FFI Stock Certificates, the “Exchange Fund”).

(b)          Exchange Procedures. FFI shall arrange for the Exchange Agent, promptly after the Effective Time (and in no event later than five (5) Business Days following the Effective Time), to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding DCB Shares (the “DCB Stock Certificates”) (i) a letter of transmittal (which shall specify that delivery of the DCB Shares to the Exchange Agent shall be effected and risk of loss and title to the DCB Stock Certificates shall pass only upon delivery of the DCB Stock Certificates to the Exchange Agent and such letter of transmittal shall be in such form and have such other customary provisions as FFI and DCB may reasonably specify) and (ii) instructions for completion and use in effecting the surrender of the DCB Stock Certificates in exchange for a number of FFI Shares equal to the product of the number of DCB Shares represented by that certificate and the Exchange Ratio (including any cash for fractional shares, the “Merger Consideration”). Upon surrender of a DCB Stock Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly completed and executed in accordance with the instructions contained therein, the holder of such DCB Stock Certificate shall be entitled to receive, in exchange therefor, an FFI Stock Certificate representing the number of whole shares of FFI Common Stock that such holder has the right to receive pursuant to this Article III (together with payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.4) and the DCB Stock Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of any DCB Shares that is not registered in the transfer records of the DCB, the Merger Consideration may be issued to a transferee of the record holder of such DCB Shares if the DCB Stock Certificate representing such DCB Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effectuate such transfer and by evidence that any applicable documentary and any stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.5, each DCB Stock Certificate shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration provided for in the foregoing provisions of this Article III.

(c)          Return of FFI Stock Certificates. Any portion of the Exchange Fund which remains undistributed to the holders of DCB Shares for six (6) months after the Effective Time shall be delivered to FFI upon its demand, and any holders of DCB Shares who have not theretofore surrendered their DCB Stock Certificates, or any of them, as provided in this Section 3.5, shall thereafter look only to FFI for the Merger Consideration to which they are entitled, without any interest thereon.

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(d)          Distributions and Voting with Respect to Unexchanged DCB Shares. Until surrendered for exchange in accordance with the provisions of this Section 3.5, each certificate theretofore representing shares of DCB Shares shall from and after the Effective Time represent for all purposes only the right to receive FFI Shares and cash in lieu of fractional shares as set forth in this Agreement. Notwithstanding any other provision of this Agreement, no dividends or other distributions in respect of FFI Shares with a record date after the Effective Time shall be paid to any person holding a DCB Stock Certificate until such DCB Stock Certificate has been surrendered for exchange and cancelled as provided for in this Section 3.5. Subject to Applicable Laws and the immediately preceding sentence, following surrender of any such DCB Stock Certificate, there shall be paid to the holder of the FFI Stock Certificate issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time theretofore payable with respect to the FFI Shares represented thereby, as well as any dividends with respect to the DCB Shares represented by the surrendered DCB Stock Certificate declared prior to the Effective Time but theretofore unpaid. Former shareholders of record of DCB shall not be entitled to vote after the Effective Time at any meeting of FFI shareholders until such former shareholders have exchanged their certificates representing their DCB Shares for certificates representing FFI Shares in accordance with the provisions of this Section 3.5.

(e)          Transfers. On or after the Effective Time, there shall be no transfers of DCB Shares on the stock transfer books of the DCB. If, after the Effective Time, DCB Stock Certificates are presented to the Surviving Party for any reason other than as Dissenting DCB Shares, they shall be canceled and exchanged as provided in this Section 3.5.

(f)          Escheat of Unclaimed FFI Shares; No Liability. None of FFI, FFB, the Exchange Agent or DCB shall be liable to any holder of DCB Shares for any Merger Consideration deposited with the Exchange Agent which is properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g)          Lost Certificates. If any DCB Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such DCB Stock Certificate to be lost, stolen or destroyed and, if reasonably required by FFI, the posting by such person of a bond, in such reasonable amount as FFI may direct, as indemnity against any claim that may be made against it with respect to such DCB Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed DCB Stock Certificate the Merger Consideration to which the holder thereof is entitled, without any interest thereon.

(h)          Withholding. FFI or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of DCB Shares such amounts as FFI or the Exchange Agent is required to deduct and withhold under Applicable Law with respect to the making of such payment. To the extent that amounts are so withheld by FFI or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of DCB Shares in respect of whom such deduction and withholding was made by FFI or the Exchange Agent.

Section 3.6           Effect of Merger on DCB Options and DCB Warrants. The outstanding DCB Options and outstanding DCB Warrants shall be treated as follows in connection with the Merger:

(a)          DCB Options. No less than one hundred (100) days prior to the anticipated Closing Date, the DCB Board shall declare (an “Acceleration Declaration”) each DCB Option that is then outstanding but that is not then exercisable to become fully vested and exercisable as of the day set forth in the Acceleration Declaration, established in accordance with the DCB Option Plan, but subject to the condition that the Merger shall be consummated. Immediately following such Acceleration Declaration, but in no event less than ninety (90) days prior to the anticipated Closing Date, DCB shall deliver a written notification, substantially in the form attached hereto as Exhibit E (the “Option Acceleration Notice”), to each DCB Optionee informing him or her of such event.

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(b)          DCB Warrants. Not less than ten (10) Business Days prior to the anticipated Closing Date of the Merger, DCB shall send to each Warrantholder a written notice in a form that meets the requirements of the terms of the Warrants and is reasonably acceptable to FFI, that (i) states that DCB has entered into this Merger Agreement and (ii) sets forth the expected Closing Date of the Merger and the Net Merger Consideration per Share.

(c)          Unless theretofore exercised, at the Effective Time:

(i)          each Underwater DCB Option outstanding immediately prior thereto shall terminate pursuant to and in accordance with the provisions of Section 11(b) of the DCB Option Plan;

(ii)         all Underwater Warrants outstanding immediately prior to the Effective Time shall terminate pursuant to the express terms and provisions of such Warrants; and

(iii)        each outstanding In-the-Money DCB Option and each outstanding In-the-Money DCB Warrant will terminate, automatically and without the necessity of any action on the part of DCB, unless the holder of such Option or Warrant (as the case may be) has theretofore entered into an agreement with DCB in substantially the form of Exhibit G hereto (an “Optionee/Warrantholder Cancellation Agreement”), in which such Optionee or Warrantholder shall have agreed to cancel his or her In-the-Money DCB Options or In-the-Money DCB Warrants in exchange for an amount of cash, without interest, equal to the number of DCB Shares that could have been purchased on exercise of such In-the-Money DCB Options or In-the-Money DCB Warrants (as the case may be) multiplied by the Option Spread (the “Option Consideration”), less applicable Taxes required to be withheld with respect to such payment. The “Option Spread” for an In-the-Money DCB Option or an In-the-Money DCB Warrant will be equal to the amount by which the Per Share Merger Consideration exceeds the exercise price of such DCB Option or DCB Warrant (as the case may be). No Option Consideration shall be payable in respect of any Underwater DCB Options or Underwater DCB Warrants. DCB’s obligations with respect to the cancellation of the DCB Options and DCB Warrants are contained in Section 7.7 below.

(d)          For the avoidance of doubt, it is hereby confirmed that) the Aggregate Option Consideration that is paid by DCB to the holders of In-the-Money DCB Options and holders of In-the Money DCB Warrants who elect to cancel their respective Options or Warrants, as the case may be, by executing and returning to DCB Optionee/Warrant Cancellation Agreements pursuant to Paragraph 3.6(c)(i) above, shall not be deducted from the Base DCB Book Value in determining the Adjusted DCB Book Value (as defined in Section 3.1(b) above).

Section 3.7           Earn-Out Merger Consideration. At the Closing, FFI and the DCB Securityholder Representative shall enter into the Earn-Out Agreement in substantially the form attached hereto as Exhibit C.

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Section 3.8           Dissenting DCB Shares. Notwithstanding anything to the contrary in this Article III, DCB Shares outstanding immediately prior to the Effective Time and held by a DCB Shareholder who is entitled to and has demanded cash payment of the fair market value for such DCB Shares in accordance with Section 1300 of the CGCL and submitted certificates representing such DCB Shares for endorsement in accordance with Section 1302 of the CGCL (the “Dissenting DCB Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 3.2 of this Agreement, unless and until such DCB Shareholder withdraws or otherwise loses the right to a determination of the fair market value of the shares and payment under the CGCL. If, after the Effective Time, any such DCB Shareholder withdraws or loses the right to a determination of the fair market value of such DCB Shareholder’s DCB Shares under the CGCL, such Dissenting DCB Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such DCB Shareholder is entitled, without interest thereon. As soon as practicable after the approval of the Merger by the DCB Shareholders to the extent required by the CGCL, and in any event not later than ten (10) days following such approval, DCB shall mail to each DCB Shareholder who is entitled to such notice pursuant to Section 1301 of the CGCL, a notice of such approval of the Merger, which shall include or be accompanied by a statement of the fair market value of a share of DCB Common Stock determined in accordance with the provisions of Section 1300(a) of the CGCL. DCB shall provide FFI with a copy of such notice, the statement of fair market value and all other disclosure materials to be sent to the DCB Shareholders at least three (3) Business Days prior to the date on which DCB intends to send such notice to the DCB Shareholders, and will address to FFI’s reasonable satisfaction any concerns or suggestions of FFI and its representatives regarding such notice and other disclosure materials. DCB shall give FFI notice of any Dissenting DCB Shares and FFI shall have the right to participate in all negotiations and proceedings with respect to any demands made by the holders of such Dissenting DCB Shares with respect thereto. Neither DCB nor the Surviving Party shall, except with the prior written consent of FFI, which consent will not be unreasonably withheld, voluntarily make any payment with respect to, or settle or offer to settle, any demand made by a Dissenting Shareholder with respect to such Shareholder’s Dissenting DCB Shares in response to the notice of approval of the Merger sent to such Shareholder by DCB.

ARTICLE IV
Representations and Warranties of DCB

Except as set forth in a disclosure schedule delivered by DCB to FFI prior to the execution and delivery by DCB of this Agreement (the “DCB Disclosure Schedule”), which identifies exceptions by specific references to the sections below in this Article IV (provided that any information set forth in any one section of the DCB Disclosure Schedule shall be deemed to apply to each other applicable section or subsection thereof if its relevance to the information called for in such section or subsection is reasonably apparent), DCB hereby represents and warrants to FFI as follows:

Section 4.1           Organization and Qualification of DCB. DCB is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. DCB is a California state-chartered bank and is duly licensed by the California Commissioner of Financial Institutions as a commercial bank and its deposits are insured by the FDIC through the Bank Insurance Fund in the manner and to the fullest extent provided by law. DCB has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its respective properties and to carry on its business as it is now being conducted. DCB is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, have a Material Adverse Effect with respect to DCB.

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Section 4.2           Articles of Incorporation and Bylaws; Corporate Books and Records. The copies of DCB’s Articles of Incorporation and Bylaws, each as amended to date (respectively, the “DCB Articles” and the “DCB Bylaws”), that have been provided to FFI by DCB are complete and correct copies thereof as in effect on the date hereof. DCB is not in violation of any of the provisions of the DCB Articles or the DCB Bylaws. True and complete copies of all minute books of DCB, containing minutes of meetings held and actions taken by its Board of Directors or any committees thereof during the period from December 31, 2009 to the date hereof, have been made available by DCB to FFI. All material actions of the DCB Board and each committee thereof are reflected in such books.

Section 4.3           Capitalization.

(a)          The authorized capital stock of DCB consists of 10,000,000 shares of DCB Common Stock, no par value per share, and 10,000,000 shares of DCB Preferred Stock, no par value per share (“DCB Preferred Stock”). No other class of DCB capital stock or other equity securities of DCB are authorized or outstanding. As of the date hereof, (i) 4,005,881 shares of DCB Common Stock are issued and outstanding, all of which are validly issued and fully paid, nonassessable and free of preemptive rights (and were not issued in violation of preemptive rights), (ii) no shares of DCB Common Stock are held in the treasury of DCB, (iii) 671,607 shares of DCB Common Stock are issuable upon exercise of DCB Options outstanding as of the date hereof, (iv) 354,593 shares of DCB Common Stock are issuable upon exercise of the DCB Warrants outstanding as of the date hereof, and (v) no shares of DCB Preferred Stock are issued or outstanding. An aggregate of at least 1,108,593 shares of DCB Common Stock are reserved for issuance under the DCB Option Plan and for purposes of the DCB Warrants (the “Reserved Shares”). All of the issued and outstanding shares of capital stock of DCB have been issued in compliance with applicable federal and state securities Laws.

(b)          Except for the DCB Options and DCB Warrants as set forth in Section 4.3(b) of the DCB Disclosure Schedule, there are no (i) options, warrants or other rights, agreements, arrangements or commitments of any character to which DCB is a party or by which DCB is bound obligating DCB to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Interests of DCB, or (ii) securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating DCB to issue or sell any shares of its capital stock or other Equity Interests. DCB has provided FFI with a true and complete list, as of the date hereof, setting forth the prices at which the outstanding DCB Options are exercisable, the number of DCB Reserved Shares purchasable at each such price and the respective dates of grant and expiration dates and the holders of such DCB Options and, as applicable, which are qualified as incentive stock options or non-qualified under Section 422 of the Code. All of the DCB Reserved Shares, upon their issuance on the terms and conditions specified in the instruments pursuant to which they are issuable and payment of the respective exercise prices thereof, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and will not be issued in violation of preemptive rights.

(c)          Except for the DCB Voting Agreements and restrictions on transferability under applicable federal or state securities laws, other than as set forth in Section 4.3(c) of the DCB Disclosure Schedule there are no outstanding contractual rights or obligations of DCB, (i) restricting the transferability (other than applicable federal or state securities laws) of (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or anti-dilutive right with respect to, any shares of DCB Common Stock or any capital stock of, or other Equity Interests in, DCB. To the knowledge of DCB, other than the DCB Voting Agreements, there are no proxies, voting agreements, voting trusts, rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the capital stock or Equity Interests in DCB.

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(d)          DCB does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the shareholders of DCB on any matter.

Section 4.4           Subsidiaries. DCB has no Subsidiaries and has not had any Subsidiaries since the date of its incorporation. Except as set forth on Section 4.4 of the DCB Disclosure Schedule, DCB does not, directly or indirectly, beneficially own any equity securities or similar interests of any person or any interests of any person or any interest in a partnership or joint venture of any kind.

Section 4.5           Authority.

(a)          DCB has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, other than the approval of the principal terms of the Agreement, the Merger and the other transactions contemplated hereby by the affirmative vote of the holders of a majority of the outstanding DCB Shares entitled to vote thereon and the receipt of all Government Approvals, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by DCB and the consummation by DCB of the transactions contemplated hereby have been duly and validly authorized by the requisite corporate action of DCB, other than the approval of the principal terms of the Agreement, the Merger and the other transactions contemplated hereby by the affirmative vote of the holders of a majority of the outstanding DCB Shares entitled to vote thereon. This Agreement has been duly and validly executed and delivered by DCB and, assuming the due authorization, execution and delivery hereof by FFI and FFB, constitutes a legal, valid and binding obligation of DCB, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether such enforceability is considered in equity or at law), and subject, as to enforceability, to general principles of equity and Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D) (as applicable).

(b)          By resolutions duly adopted at a meeting of the Board of Directors of DCB (the “DCB Board”), duly called and noticed and held on June 29, 2011, the DCB Board has, by the unanimous vote of its members and as required by the DCB Articles and DCB Bylaws and the applicable provisions of the CGCL and the Financial Code, duly (i) declared this Agreement advisable and determined that the transactions contemplated hereby (including the Merger) are fair to and in the best interests of DCB and its shareholders, (ii) approved and adopted this Agreement and DCB Voting Agreements, and (iii) resolved to recommend that the DCB Shareholders vote for the approval of the principal terms of this Agreement and the Merger and consummation of the transactions contemplated herein (the “DCB Board Approval”). A true and correct copy of such resolutions, certified by DCB’s corporate secretary, has been furnished to FFI and none of such resolutions has been rescinded or revoked, in whole or in part, or modified in any way.

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Section 4.6           No Conflict; Required Filings and Consents. Except as set forth in Section 4.6 of the DCB Disclosure Schedule, the execution and delivery of this Agreement by DCB does not, and the performance of this Agreement by DCB will not, (i) conflict with or violate any provision of the DCB Articles or the DCB Bylaws, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity; (iii) conflict with or violate any Law applicable to DCB or by which any property or asset of DCB is bound or affected (assuming that all consents, approvals, authorizations and permits described in Section 4.6 of the DCB Disclosure Schedule have been obtained and all filings and notifications described in such Section have been made and any waiting periods thereunder have terminated or expired) or (iv) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of DCB pursuant to, any DCB Material Contract (as defined in Section 4.15 herein), lease with respect to real estate or DCB Permit, except, with respect to clauses (iii) and (iv), for any such conflicts, violations, breaches, Losses, defaults, or failures to obtain any consent or approval, or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect with respect to DCB.

Section 4.7           Litigation. Except as set forth in Section 4.7 of the DCB Disclosure Schedule, (a) there are no Actions or Proceedings pending or, to the knowledge of DCB, threatened against DCB, or for which DCB is obligated to indemnify a third party, the outcome of which is expected to have, individually or in the aggregate, a Material Adverse Effect with respect to DCB and (b) DCB is not subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding. There is no Actions or Proceedings pending or, to the knowledge of DCB, threatened against DCB that, as of the date hereof, challenges the validity or propriety, or seeks to prevent consummation of, the Merger or any other transaction contemplated by this Agreement.

Section 4.8           Permits; Compliance with Law.

(a)          DCB is in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for it to own, lease and operate its properties or to carry on its business substantially as it is being conducted as of the date hereof (the “DCB Permits”), and all such DCB Permits are valid and in full force and effect and, to the knowledge of DCB, no suspension or cancellation of any of them is threatened, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of DCB Permits would not, individually or in the aggregate, have a Material Adverse Effect with respect to DCB or that are set forth in Section 4.8(a) of the DCB Disclosure Schedule.

(b)          DCB is not in default or violation of (a) any DCB Permits or (b) any Laws applicable to DCB or by which any property or asset of DCB is bound or affected, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other fair lending laws and other laws relating to discriminatory business practices, except in each case for any such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect with respect to DCB.

(c)          DCB has not received written notice of any regulatory concerns regarding DCB’s compliance with the Bank Secrecy Act or related state or federal anti-money-laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of diligence in identifying customers.

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(d)          DCB has adopted such procedures and policies as are, in the reasonable judgment of DCB management, necessary or appropriate to comply with Title III of the USA Patriot Act and, to the knowledge of DCB, is in such compliance.

(e)          Other than customary and ordinary periodic examinations by federal and state regulatory agencies, including, without limitation, the FRB, FDIC and DFI, or except as set forth in Section 4.8(e) of the DCB Disclosure Schedule, no investigation or review by any Governmental Entity with respect to DCB is pending or, to the knowledge of DCB, threatened, nor has DCB received since January 1, 2010, any notification or communication from any Governmental Entity (i) asserting that DCB is not in compliance, in any material respect, with any of the Laws which such Governmental Entity enforces or (ii) threatening to revoke any DCB Permit (nor, to the knowledge of DCB, do any grounds for any of the foregoing exist).

Section 4.9           Financial Statements; Regulatory Reports.

(a)          DCB’s Financial Statements (including any notes thereto), were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such DCB financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of DCB as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments which, were not and which are not expected to be, individually or in the aggregate, material to DCB).

(b)          Except as and to the extent adequately provided for, in the aggregate, on the DCB 2011 Balance Sheet between March 31, 2011 and the date hereof, DCB has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations (i) that, in the aggregate, are adequately provided for in DCB 2011 Balance Sheet, (ii) incurred in the ordinary course of business and consistent with past practice that would not, individually or in the aggregate, have a Material Adverse Effect with respect to DCB, or (iii) incurred pursuant to or provided for in this Agreement.

(c)          DCB has filed all material documents and reports required to be filed with the FRB, the FDIC, the DFI or any other Governmental Entity having jurisdiction over the business or operations or any of assets or properties (each a “Regulatory Authority” and collectively, the “Regulatory Authorities”) of DCB. All such reports conform in all material respects with the requirements promulgated by such Regulatory Authorities and as of their respective dates, such documents and reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Section 4.10         Regulatory Matters. Except as may otherwise be set forth in Section 4.10 of the DCB Disclosure Schedule, (i)  DCB is not, directly or indirectly, party or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority or (ii)  DCB has not been advised by, nor has any knowledge of facts which are reasonably expected to give rise to an advisory notice by, any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission with respect to DCB. Except as set forth in Section 4.10 of the DCB Disclosure Schedule, all compliance or corrective action relating to DCB required by Regulatory Authorities having jurisdiction over it has been taken except where the failure to take any such action is not expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to DCB. DCB has paid all assessments made or imposed by and required to have been heretofore paid to any Regulatory Authority.

Section 4.11         Absence of Certain Changes or Events. Since December 31, 2010, except as specifically contemplated by, or as disclosed in, this Agreement or Section 4.11 of the DCB Disclosure Schedule, DCB has conducted its business in, and has not engaged in any material transaction other than according to, the usual and ordinary course consistent with past practice and, since such date, there has not been:

(a)          any Material Adverse Effect with respect to DCB or any circumstance, occurrence or development (including any adverse change with respect to any circumstance, occurrence or development existing on or prior to December 31, 2010) which, individually or in the aggregate, would have a Material Adverse Effect with respect to DCB;

(b)          any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by DCB, whether or not covered by insurance;

(c)          any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of DCB;

(d)          any material change in any method of accounting or accounting practice by DCB;

(e)          any material increase in the compensation payable or that could become payable by DCB to officers or other key employees or any amendment of any of the Benefit Plans other than (i) increases or amendments in the ordinary and usual course consistent with past practice or (ii) pursuant to any employment agreements already in existence prior to the date hereof that DCB has with any of its officers or other key employees; or

(f)          any agreement to do any of the above set forth in this Section 4.11, unless otherwise permitted herein.

Section 4.12         Employee Benefit Plans.

(a)          Section 4.12(a) of the DCB Disclosure Schedule lists as of the date hereof all DCB Benefit Plans providing for material compensation or other material benefits, excluding agreements with former employees under which DCB has no remaining monetary obligations. There have been made available to FFI true and complete copies of (i) each such written DCB Benefit Plan including but not limited to, any trust instruments, insurance contracts and, with respect to any employee stock ownership plan, loan agreements forming a part of any DCB Benefit Plan, and all amendments thereto, (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each DCB Benefit Plan required to make such a filing, and (iii) the most recent actuarial valuation for each DCB Benefit Plan, if any, that is subject to Title IV of ERISA.

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(b)          Except as set forth in Section 4.12(b) of the DCB Disclosure Schedule, (i) none of DCB Benefit Plans promises or provides retiree medical, life or other retiree welfare benefits to any person (except as may be required by Law), and none of DCB Benefit Plans is a “multiemployer plan” as such term is defined in Section 3(37) of ERISA nor has DCB or any ERISA Affiliate (x) maintained or contributed to or has within the past six years maintained or contributed to a pension plan that is subject to Subtitles C or D of Title IV of ERISA or (y) maintains or has an obligation to contribute to or has within the past six years maintained or has an obligation to contribute to a multiemployer plan; (ii) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code with respect to any DCB Benefit Plan, which could subject DCB to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which could be material and DCB does not expect to incur a material tax penalty imposed by Section 4980F of the Code or Section 502 of ERISA; (iii) all DCB Benefit Plans providing for material compensation or other material benefits are in substantial compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), Internal Revenue Service (the “IRS”) or Secretary of the Treasury), and DCB has performed its obligations required to be performed by it under, is not in default under or violation of, and DCB does not know of any default or violation by any other party to, any of DCB Benefit Plans, except for any immaterial instances of non-compliance, failures to perform, or defaults or violations, (iv) each DCB Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and, to the knowledge of DCB, nothing has occurred which may reasonably be expected to impair or revoke such favorable determination letter or result in loss of qualification of such plan under Section 401(a) of the Code; (v) all contributions required to be made to any DCB Benefit Plan pursuant to Section 412 of the Code, or the terms of DCB Benefit Plan or any collective bargaining agreement, have been made on or before their due dates and all obligations in respect of each DCB Benefit Plan have been properly accrued and reflected in the financial statements; (vi) with respect to each DCB Benefit Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither DCB nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

(c)          Except as required by Law no DCB Benefit Plan provides any retiree or post-employment medical, disability or life insurance benefits. No DCB Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. As of the date hereof there is no material pending or, to the knowledge of DCB threatened, litigation relating to DCB Benefits Plans. DCB and each ERISA Affiliate are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations thereunder.

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(d)          Each DCB Benefit Plan is in all material respects in compliance, and has been administered in all material respects in accordance, with the applicable provisions of their terms, ERISA and the Code and all other applicable Laws including medical continuation under Code Section 4980B and IRC Section 409A. There are no audits, inquiries or proceedings pending or, to DCB’s Knowledge, threatened by the IRS or any Governmental Entity with respect to any DCB Benefit Plan (other than routine claims for benefits in the normal course).

(e)          DCB does not maintain, sponsor, contribute or have any liability with respect to any employee benefit plan, program or arrangement that provides benefits to non-resident aliens with no U.S. source income outside of the United States.

Section 4.13         Labor and Other Employment Matters.

(a)          To the knowledge of DCB, DCB is in compliance in all material respects with all Applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, and wages and hours. Except as set forth in Section 4.13(a) of the DCB Disclosure Schedule, DCB is not a party to any collective bargaining or other labor union contract applicable to persons employed by DCB, and no collective bargaining agreement or other labor union contract is being negotiated by DCB. There is no material labor dispute, strike, slowdown or work stoppage against DCB pending or, to the knowledge of DCB, threatened. To the knowledge of DCB, no employee of DCB is, in any material respect, in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by DCB because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

(b)          DCB has identified in Section 4.13(b) of the DCB Disclosure Schedule and has made available to FFI true and complete copies of (i) all employment agreements that DCB has with any directors, officers or employees of DCB, (ii) all Severance Arrangements, and (iii) all Change in Control Arrangements. Except as set forth in Section 4.13(b)(ii) of the DCB Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by DCB will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment or the increase of such payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any director, officer or employee of DCB from DCB, (B) significantly increase any benefits otherwise payable, (C) result in any acceleration of the time of payment or vesting of or result in any payment or funding (through a grantor trust or otherwise) any compensation or benefits, under or pursuant to any such employment agreements or Severance or Change in Control Arrangements, (D) limit or restrict the right of DCB or, after the consummation of the transaction contemplated hereby, FFI to merge, amend or terminate any of DCB Benefit Plans, or (E) result in payments under any of DCB Benefit Plans which would not be deductible under Section 162(m) or Section 280(G) of the Code. No individual who is a party to any such employment agreement or a party to or covered by any such Severance or Change in Control Arrangements has terminated his or her employment or has been terminated, nor, to the knowledge of DCB, has any event occurred, other than the transactions contemplated by this Agreement, that has given or could reasonably be expected to give rise to a severance obligation on the part of DCB under any such agreement or arrangement.

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(c)          Except as otherwise set forth in Section 4.13(c) of the DCB Disclosure Schedule, DCB has no agreements with any consultants employing or with regard to the employment of any of them and no consultants are entitled to participate in any DCB Benefit Plans.

Section 4.14         Transactions with Interested Persons. Section 4.14 of the DCB Disclosure Schedules contains a list and sets forth the material terms of all loans and other extensions of credit by DCB to any Affiliates of DCB, including any directors or officers. Except as disclosed in Section 4.14 of the DCB Disclosure Schedule, no officer, director or employee of DCB nor, to the knowledge of DCB, any member of the immediate family of any of the foregoing, is presently a party to any transaction with DCB of the type or involving an amount which, if DCB’s Common Stock was registered under the Exchange Act, would be required to be disclosed pursuant to Item 404 of Regulation S-K. Except as disclosed in Section 4.14 of the DCB Disclosure Schedule, DCB does not have any transactions with affiliates in violation of Sections 23A or 23B of the Federal Reserve Act.

Section 4.15         Material Contracts. Except as set forth on Section 4.15 of the DCB Disclosure Schedule, DCB is not a Party to or bound by any Contract other than deposits in the ordinary course of business that (a) obligates DCB for the payment of more than $10,000 annually or for the payment of more than $25,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment or which imposes any non-competition, non-solicitation or similar covenants on DCB (collectively, the “DCB Material Contracts”), or (b) which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. Each DCB Material Contract is valid and binding on DCB and, to the knowledge of DCB, each other party thereto, and is in full force and effect, and DCB has performed all of its obligations required to be performed by it to the date hereof under each such DCB Material Contract and, to the knowledge of DCB, each other party to each DCB Material Contract has in all respects performed all obligations required to be performed by it under such DCB Material Contract, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to DCB. DCB has not received any written notice of any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any DCB Material Contract.

Section 4.16         Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to DCB:

(a)          To the Knowledge of DCB, DCB (i) is in compliance with all, and is not subject to any liability with respect to any, applicable Environmental Laws, (ii) holds or has applied for all Environmental Permits necessary to conduct its current operations, and (iii) is in compliance with its respective Environmental Permits.

(b)          DCB has not received any written notice, demand, letter, claim or request for information alleging that DCB may be in violation of, or liable under, any Environmental Law.

(c)          DCB (i) has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to (A) compliance with Environmental Laws or Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the knowledge of DCB, threatened with respect thereto, or (ii) is not an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

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(d)          None of the real property owned or leased by DCB is listed or, to the knowledge of DCB, proposed for listing on the “National Priorities List” under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

(e)          There are no past or present conditions, circumstances, or facts that are reasonably expected to (i) interfere with or prevent continued compliance by DCB or with Environmental Laws and the requirements of Environmental Permits, (ii) give rise to any liability or other obligation under any Environmental Laws, or (iii) form the basis of any claim, action, suit, proceeding, or investigation against or involving DCB based on or related to any Environmental Law.

Section 4.17         Intellectual Property. DCB owns or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or materials (including any registrations or applications for registration of any of the foregoing) (collectively, “Intellectual Property”) that are used in the business of DCB as currently conducted, except where such failures to own or validly license such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect with respect to DCB. To the Knowledge of DCB, the operation of the respective businesses of DCB does not infringe or violate the intellectual property of any other Person. DCB has performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

Section 4.18         Taxes.

(a)          Returns Filed and Taxes Paid. All Returns required to have been filed by or on behalf of DCB, have been duly filed on a timely basis, subject to any applicable extensions. Such Returns are true, correct and complete. All Taxes due and payable by DCB (whether or not shown on any Return) have been paid in full on a timely basis, and no other Taxes are owing or payable by DCB with respect to items or periods covered by such Returns or with respect to any taxable period ending prior to the date of this representation and warranty for which a Return was due prior to such date. No written claim has ever been made by a Governmental Entity for any jurisdiction where DCB does not file Returns that any such member is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been taken in accordance with GAAP) on any of the assets of DCB. DCB has withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any officer, director, employee or agent (including, without limitation, any independent contractor, foreign person or other third Person) in compliance with all tax withholding provisions of Applicable Law (including, without limitation, income, social security, employment tax withholding, sales and use, and withholding under Sections 1441 through 1446 of the Code). DCB has timely complied with all requirements under Applicable Laws relating to information reporting and withholding for customer and other accounts (including back up withholding and furnishing of Forms 1099 and all similar reports).

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(b)          Returns Furnished. DCB has made available to FFI true, correct and complete copies of all federal and state income tax returns that have been filed by DCB for all periods ending prior to the date of this representation and warranty and all other Returns that have been filed by DCB for periods ending on or after December 31, 2007 and prior to the date of this representation and warranty and other reports and statements relating to federal and state income taxes of DCB arising during such periods, including, without limitation, income tax audit reports, statements of income or gross receipts tax, franchise tax, sales tax and transfer tax, deficiencies, and closing or other agreements relating to income or gross receipts tax, franchise tax, sales tax and transfer tax received by DCB or on its behalf.

(c)          Tax Deficiencies; Audits; Statutes of Limitations. Except as otherwise set forth in Section 4.18(c) of the DCB Disclosure Schedule (i) no deficiencies have been asserted with respect to Taxes of DCB that remain unpaid or have not otherwise been resolved; (ii) DCB is not a party to any outstanding action or proceeding for assessment or collection of Taxes, and no such action or proceeding has been, to the knowledge of DCB, threatened, against DCB or any of its assets; and (iii) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of DCB. Except as otherwise set forth in Section 4.18(c) of the DCB Disclosure Schedule, the Returns of DCB for all tax years for which the statute of limitations for assessments has not expired have never been audited by a Governmental Entity (which term includes any taxing authority), nor is any such audit in process, pending or, to the knowledge of DCB, threatened.

(d)          Accounting Method Changes. DCB is not required to include in its separate income any material adjustment pursuant to Sections 481 of the Code (or similar provisions of other Laws) by reason of a change in accounting method and, to the knowledge of DCB, neither the IRS nor any other Governmental Entity has proposed or threatened in writing any such change in accounting method or other adjustment.

(e)          Membership in Affiliated Groups, Etc. DCB has never been a member of any affiliated group of corporations (as defined in Section 1504(a) of the Code). DCB has never filed nor been included in a combined, consolidated or unitary Return. DCB is not presently liable, nor does DCB have any potential liability, for the Taxes of any Person (i) under Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or foreign Laws), or (ii) as transferee.

(f)          No Closing Agreements. DCB will not be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the date of this representation and warranty, (ii) any deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision or administrative rule of federal, state, local or foreign law) existing prior to the time this representation and warranty is made, or (iii)  any prepaid amount received on or prior to the Closing Date.

(g)          No Tax Sharing Agreements. Except as set forth in Section 4.18(g) of the DCB Disclosure Schedule, DCB is not a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing on account of the Tax obligations of any other Person (excluding agreements or arrangements with lenders, borrowers, vendors, landlords, and other Persons whose principal purpose is to address matters other than Tax matters).

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(h)          No Private Letter Rulings. No private letter rulings, technical advice memoranda or similar rulings have been requested from, or issued by, any taxing authority that are, or if issued would be, addressed to DCB.

(i)          Not a Real Property Holding Corporation. DCB has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j)          No Listed Transactions or Prohibited Reportable Transactions. DCB has not engaged in any transaction that is: (i) the same or substantially similar to one of the types of transactions that the IRS has determined to be a reportable transaction, as set forth in Treasury Regulation Section 1.6011-4(b) (or any similar Law); (ii) any “tax shelter” or “confidential corporate tax shelter” within the meaning of Section 6111 of the Code and the Treasury Regulations thereunder (or any similar state, local or foreign Law); or (iii) any “potentially abusive tax shelter” within the meaning of Section 6112 of the Code and the Treasury Regulations thereunder (or any similar state, local or foreign Law). DCB has disclosed on its tax returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign Law).

(k)          Not a Distributing or Controlled Corporation. DCB has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.

(l)          Investment Company Matters. DCB is not classified as an “investment company” within the meaning of Section 368(a)(2)(F)(iii) of the Code.

(m)          No Excess Parachute Payments. Except as may be set forth in Section 4.18(m) of the DCB Disclosure Schedule, DCB is not a party to any agreement, contract, or arrangement that would, as a result of the transactions contemplated hereby, result, separately or in the aggregate, in (i) the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, or (ii) the payment of any form of compensation or reimbursement for any Tax incurred by any Person arising under Section 280G of the Code.

Section 4.19         Insurance. Section 4.19 of the DCB Disclosure Schedule lists (i) all policies of liability, property, casualty and other forms of insurance owned or held by DCB, copies of which have previously been made available to FFI and (ii) all material insurance claims filed by DCB under such policies which have not been paid in full as of the date hereof and the amounts claimed thereunder. All such policies are in full force and effect, all premiums due and payable have been paid and no written notice of cancellation or termination has been received with respect to any such policy and all such policies, or predecessor policies covering similar risks, have been in full force and effect continuously during the past (5) years. No insurer has advised DCB that it intends to materially reduce coverage or materially increase any premium under any such policy, or that coverage is not available (or that it will contest coverage) for any material claim made against DCB.

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Section 4.20         Properties.

(a)          DCB has good title to or a valid leasehold interest in all of its properties and assets except for (i) statutory liens not yet delinquent which are being contested in good faith by appropriate proceedings, and liens for taxes not yet due, (ii) pledges of assets in the ordinary course of business to secure public deposits, (iii) defects and irregularities of title and encumbrances that do not materially impair the use thereof for the purposes for which they are held, (iv) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carriers’ and other similar liens arising in the ordinary course of business and (v) properties and assets the loss of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to DCB.

(b)          Section 4.20 of the DCB Disclosure Schedule contains a complete and correct list of (i) all real property or premises owned on the date hereof, in whole or in part by DCB and all real property that DCB is in the process of foreclosing (whether by judicial process or by power of sale) or otherwise in the process of acquiring title to, and all indebtedness secured by any encumbrance thereon, and (ii) all real property or premises leased or subleased in whole or in part by DCB and together with a list of all applicable leases and the name of the lessor. None of such premises or properties have been condemned or otherwise taken by any public authority and, to the knowledge of DCB, no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or Law which might affect its use or value for the purposes now made of it. None of the premises or properties of DCB is subject to any current or potential interests of third Parties or other restrictions or limitations that would impair or be inconsistent with the current use of such property by DCB, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to DCB.

(c)          Each of the leases referred to in Section 4.20 of the DCB Disclosure Schedule is in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to DCB or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than DCB, the foregoing representation is based on the knowledge of DCB.

Section 4.21         Risk Management Instruments, Derivatives and Equity Securities.

(a)          Section 4.21 of the DCB Disclosure Schedule contains a true, correct and complete list of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements (collectively, “Derivative Instruments”) to which the DCB is a party or by which any of its properties or assets may be bound. Except as listed in Section 4.21 of the DCB Disclosure Schedule, DCB is not a party to and it has not agreed to enter into any exchange traded or over-the-counter equity. Without limiting the generality of the foregoing, DCB does not own any securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes,” or “capped floating rate mortgage derivatives,” or (ii) are reasonably expected to change materially in value as a result of interest rate changes.

(b)          All Derivative Instruments listed in Section 4.21 of the DCB Disclosure Schedule were entered into in the ordinary course of business, in accordance with prudent banking practice and in compliance with all applicable rules, regulations and policies of applicable Governmental Entities (except for any instances of non-compliance which have not and are not reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on DCB), with counterparties believed to be financially responsible at the time. Each of such Derivative Instruments is a legal, valid and binding obligation of DCB and, to the knowledge of DCB, of the counterparties thereto. DCB has performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued. To the knowledge of DCB, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect with respect to DCB.

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Section 4.22         Loan Portfolio and OREO.

(a)          Except as set forth in Section 4.22(a) of the DCB Disclosure Schedule, DCB is not a party to any written or oral Loans with respect to which the obligor, as of December 31, 2010 or the date hereof, was over 90 days or more delinquent in payment of principal or interest or, to the knowledge of DCB, in default of any other provisions of its Loan agreements or related documents, except for matters that would be considered immaterial. DCB has disclosed to FFI (i) all of the Loans that, as of December 31, 2010 or the date hereof, were classified by DCB as “Troubled Debt Restructure,” “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, commercial real estate, construction and land development, consumer, etc.), all of the other Loans of DCB that, as of December 31, 2010 or the date hereof, were classified as such, together with the aggregate principal amount of such Loans by category, and (iii) each asset owned by DCB that, as of December 31, 2010 or the date hereof, was classified as “Other Real Estate Owned” and the book value thereof, it being understood and agreed that the Loans referenced in clauses (i) and (ii) of this sentence include any Loans so classified by any Governmental Entity.

(b)          Except as otherwise set forth in Section 4.22(b) of the DCB Disclosure Schedule, each Loan to which DCB is a party (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records as secured Loans, has been secured by valid Liens which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, (subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles) except where the failure of any Loan to satisfy any of the representations set forth in clauses (i), (ii) or (iii) of this Section 4.22(b) has not had and is not reasonably expected to have a Material Adverse Effect on DCB.

(c)          The ALLL of DCB is, and shall be as of the Effective Time, in compliance in all material respects with DCB’s existing methodology for determining the adequacy of its ALLL and with the standards established by applicable Governmental Entities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

(d)          Except as may otherwise be set forth in Section 4.22(d) of the DCB Disclosure Schedule, since December 31, 2009, no Person has made a written demand or request on DCB that any of them repurchase a loan sold or transferred by DCB.

(e)          Except as disclosed in Section 4.22(e) of the DCB Disclosure Schedule, to the knowledge of DCB, DCB does not have any contingent liabilities for the potential repurchase of loans sold to any third party.

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Section 4.23         Mortgage Banking Business. Except as set forth in Section 4.23 of the DCB Disclosure Schedule:

(a)          DCB has complied in all material respects with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by DCB has satisfied in all material respects, (i) all Applicable Laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, sub-servicing, or filing of claims in connection with mortgage loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between DCB and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan, except for any instances of non-compliance which have not had and are not reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on DCB.

(b)          No Agency, Loan Investor or Insurer has (i) made a claim in writing to DCB that DCB has violated or has not complied in any material respects with the applicable underwriting standards with respect to mortgage loans sold by DCB to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing any material restrictions on the activities (including commitment authority) of DCB, (iii) sought to have DCB repurchase a mortgage loan or (iv) indicated in writing to DCB that it has terminated or intends to terminate its relationship with DCB for poor performance, poor loan quality or concern with respect to DCB’s compliance with Laws, except for any instances which have not had and are not reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on DCB. Except as disclosed in Section 4.23(b) of the DCB Disclosure Schedule, to the knowledge of DCB, DCB does not have any contingent liabilities for the potential repurchase of mortgage loans sold to any third party.

(c)          For purposes of this Section 4.23:

(i)          “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by DCB or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.

(ii)         “Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by DCB or a security backed by or representing an interest in any such mortgage loan; and

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(iii)        “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by DCB, including, the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

Section 4.24         Accounting Records; Data Processing.

(a)          Accounting Records and Controls. DCB maintains records that fairly reflect, in all material respects, its transactions and dispositions of assets and maintains a system of internal accounting controls, policies and procedures designed to insure that (i) such transactions are executed in accordance with its management’s general or specific authorization, (ii) such transactions are recorded in conformity with GAAP and in such a manner as to permit preparation of financial statements in accordance with GAAP and any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) records of such transactions are retained, protected and duplicated in accordance with prudent banking practices and applicable regulatory requirements.

(b)          Data Processing. The data processing equipment, data transmission equipment, related peripheral equipment and software used by DCB in the operation of its business (including any disaster recovery facility) to generate and retrieve such records (whether owned or leased by DCB, or provided under any agreement or other arrangement with a third party for data processing services) are adequate for the current needs of DCB.

Section 4.25         Other Activities of DCB.

(a)          DCB engages only in activities permissible under the California Financial Code, the California Corporations Code and applicable Federal Reserve Board and FDIC regulations.

(b)          Neither DCB, nor any officer, director or employee of DCB acting in an agency capacity on behalf of DCB, is authorized to engage in or conduct, and does not engage in or conduct, any insurance activities, whether as principal, agent, broker or otherwise.

(c)          Neither DCB, nor any officer, director or employee of DCB acting in an agency capacity on behalf of DCB, is authorized to engage in or conduct, and does not engage in or conduct, any securities sales, underwriting, brokerage, management or dealing activities, whether as principal or agent, either directly or under contractual or other arrangements with third Parties.

(d)          DCB does not engage in any trust or custodial activities.

Section 4.26         Brokered Deposits. Except as listed in Schedule 4.26, DCB does not have any brokered deposits, as such deposits are defined by the regulations of the FDIC at 12 C.F.R. § 337.6(9)(2).

Section 4.27         Compliance with Policies. DCB has followed in all material respects its applicable internal credit, risk management, compliance and similar policies and procedures in conducting the operations which are subject to such policies.

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Section 4.28         Confidentiality. DCB maintains safeguards designed to protect and maintain the confidentiality of the non-public personally identifiable information of its customers and consumers in accordance with the requirements of the GLB Act and other Applicable Laws and, except as disclosed in Section 4.28 of the DCB Disclosure Schedule, has maintained the confidentiality of its customer lists, and has not granted to any third Parties any rights to use such customer lists, including, without limitation, for purposes of soliciting DCB’s customers or consumers.

Section 4.29         Information in California Permit Application and Proxy Statement/Offering Circular. The information supplied by DCB for inclusion or incorporation by reference in the California Permit application and the Proxy Statement/Offering Circular shall not (i) at the times when the California Permit application is submitted and approved, (ii) on the dates when the Proxy Statement/Offering Circular (or any amendment or supplement thereto) is first mailed to DCB Shareholders and the FFI Shareholders, respectively, (iii) at the times when the DCB Shareholder Meeting and the FFI Shareholder Meeting are held, respectively, and (iv) at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier DCB communication with respect to the solicitation of proxies for the DCB Shareholder Meeting or the FFI Shareholder Meeting which has become false or misleading. Notwithstanding the foregoing, DCB makes no representation or warranty with respect to any information supplied by FFI which is contained in or incorporated by reference in any of the foregoing documents.

Section 4.30         Opinion of Financial Advisor. DCB has received from Professional Bank Services, Inc. (the “DCB Financial Advisor”) its opinion as of June 29, 2011 (the “DCB Fairness Opinion”), to the effect that, as of such date and based on and subject to the matters set forth in that Opinion, the Exchange Ratio is fair, from a financial point of view, to the shareholders of DCB.

Section 4.31         Brokers. Except for the DCB Financial Advisor, no action has been taken by DCB that would give rise to any valid claim against any Party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

Section 4.32         No Other Merger or Business Combination Agreements. Except as provided for in this Agreement, DCB does not have any legal obligation, absolute or contingent, to any person, other than to FFI, to sell, directly or indirectly, all or substantially all of the assets of DCB, to sell or issue any shares of DCB Common Stock (except upon exercise of currently outstanding DCB Options and DCB Warrants) or to effect any merger, share exchange, consolidation, business combination, recapitalization, liquidation or other reorganization of DCB or to enter into any agreement with respect to any of the foregoing.

Section 4.33         Reorganization Treatment. As of the date hereof, DCB does not have any knowledge of circumstances that would reasonably be expected to prevent the Merger from qualifying as a tax-free reorganization within the meaning of Section 368 of the Code.

Section 4.34         Material Adverse Effect. Except as may be disclosed in the Section 4.34 of the DCB Disclosure Schedule, DCB is not aware of and does not have knowledge of any fact, event or circumstances that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to DCB.

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ARTICLE V
Representations and Warranties of FFI

Except as set forth in a disclosure schedule delivered by FFI to DCB prior to the execution of this Agreement (the “FFI Disclosure Schedule”), which identifies exceptions by specific Section references to the section below in this Article V (provided that any information set forth in any one section of the FFI Disclosure Schedule shall be deemed to apply to each other applicable Section or subsection thereof if its relevance to the information called for in such Section or subsection is reasonably apparent), each of FFI and FFB hereby jointly and severally represents and warrants to DCB as follows:

Section 5.1           Organization and Qualification; Subsidiaries. FFI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is a registered as a savings bank holding company with the OTS. FFB is a federal saving bank operating under a banking charter issued by the OTS and its deposits are insured by the FDIC through the Bank Insurance Fund and to the fullest extent provided by law. Each other Subsidiary of FFI has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of FFI and its Subsidiaries has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its respective properties and to carry on its business as it is now being conducted. Each of FFI and its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, have a Material Adverse Effect with respect to FFI.

Section 5.2           Articles of Incorporation and Bylaws. The copies of FFI’s Articles of Incorporation, as amended (the “FFI Articles”), and Bylaws, as amended (the “FFI Bylaws”), that have been furnished to DCB by FFI are complete and correct copies thereof as in effect on the date hereof. FFI is not in violation of any of the provisions of the FFI Articles or the FFI Bylaws.

Section 5.3           Capitalization of FFI.

(a)          As of the date hereof, the authorized capital stock of FFI consists of twenty-five million (25,000,000) shares, comprised of (i) five million shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding, and (ii) twenty million (20,000,000) shares of Common Stock, par value $0.001 per share, of which 6,166,574 shares are issued and outstanding. No shares of FFI Common Stock are held in the treasury of FFI or by any of its Subsidiaries. All of the issued and outstanding shares of capital stock of FFI have been issued in compliance with applicable federal and state securities laws.

(b)          As of the date hereof, 1,069,467 shares of FFI Common Stock are reserved for issuance on exercise of currently outstanding FFI Options and 728,636 shares of FFI Common Stock are reserved for issuance pursuant to FFI Options or other FFI equity incentive awards that may be granted in the future, in each case under FFI shareholder-approved equity incentive plans (the “FFI Incentive Shares”).

(c)          The shares of FFI Common Stock to be issued in the Merger will be duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable.

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(d)          There are no outstanding contractual rights or obligations of FFI, (i) restricting the transfer of (except for federal and state securities laws), (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or anti-dilutive right (except for anti-dilutive rights with respect to FFI options and warrants) with respect to, any FFI Shares or any capital stock of, or other Equity Interests in, FFI.

(e)          FFI does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the shareholders of FFI on any matter.

Section 5.4           Subsidiaries. Other than as set forth in Section 5.4 of the FFI Disclosure Schedule, FFI has no Subsidiaries. FFI owns all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of any Liens, claims or other encumbrances of any kind and all of such shares have been validly issued and are fully paid and non-assessable. None of FFI’s Subsidiaries has any arrangements or commitments obligating any of them to issue shares of any of its capital stock or any securities convertible into or having the right to purchase shares of any of its capital stock or that confers on the holders thereof the right to vote on any of the matters on which the holders of the common stock of such Subsidiaries are entitled to vote.

Section 5.5           Authority.

(a)          FFI and FFB have all necessary corporate power and authority to execute and deliver this Agreement and, other than the approval of the principal terms of the Agreement, the Merger and the other transactions contemplated hereby by the affirmative vote of the holders of a majority of the outstanding FFI Shares entitled to vote thereon and the receipt of applicable Government Approvals, to perform their respective obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by FFI and FFB and the consummation by FFI and FFB of the transactions contemplated hereby have been duly and validly authorized by the requisite corporate action of FFI and FFB, respectively, other than the approval of the principal terms of the Agreement, the Merger and the other transactions contemplated hereby by the affirmative vote of the holders of a majority of the outstanding FFI Shares entitled to vote thereon. This Agreement has been duly and validly executed and delivered by FFI and FFB and, assuming the due authorization, execution and delivery hereof by DCB, constitutes a legal, valid and binding obligation of FFI and FFB, enforceable against FFI and FFB in accordance with its terms and conditions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether such enforceability is considered in equity or at law), and subject, as to enforceability, to general principles of equity and Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D) (as applicable).

(b)          By resolutions duly adopted at a meeting of the Board of Directors of FFI (the “FFI Board”) duly called and noticed and held on June 28, 2011, the FFI Board has, as required by the FFI Articles and the FFI Bylaws and the applicable provisions of the CGCL and the Financial Code, duly (i) declared this Agreement advisable and determined that the transactions contemplated hereby (including the Merger) are fair to and in the best interests of FFI and its shareholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger and the issuance of FFI Shares pursuant to the Merger, and (iii) resolved to recommend that the FFI Shareholders vote for the approval of the principal terms of this Agreement and the Merger and consummation of the transactions contemplated herein (the “FFI Board Approval”). A true and correct copy of such resolutions, certified by FFI’s corporate secretary, has been furnished to DCB and none of such resolutions has been rescinded or revoked, in whole or in part, or modified in any way.

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Section 5.6           No Conflict; Required Filings and Consents. Except as set forth in Section 5.6 of the FFI Disclosure Schedule, the execution and delivery of this Agreement by FFI and FFB does not, and the performance of this Agreement by FFI and FFB will not, (i) conflict with or violate any provision of the FFI Articles or the FFI Bylaws or any equivalent organizational documents of FFB or any other FFI Subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity; (iii) to the knowledge of FFI, conflict with or violate any Law applicable to FFI, FFB or any other FFI Subsidiaries or by which any property or asset of FFI, FFB or any other FFI Subsidiary is bound or affected (assuming that all consents, approvals, authorizations and permits described in Section 5.6 of the FFI Disclosure Schedule have been obtained and all filings and notifications described in such Section have been made and any waiting periods thereunder have terminated or expired) or (iv) to FFI’s knowledge, require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of FFI, FFB or any other FFI Subsidiary pursuant to any Contract to which FFI, FFB or any other FFI Subsidiary is a party or to which FFI, FFB or any other FFI Subsidiary or any of their respective assets are subject, or any FFI Permit or other instrument or obligation, except, with respect to clauses (iii) and (iv), for any such conflicts, violations, breaches, Losses, defaults or failures to obtain any consents or approvals or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect with respect to FFI.

Section 5.7           Litigation. Except as and to the extent set forth in Section 5.7 of the FFI Disclosure Schedule, (a) there are no Actions or Proceedings pending or, to the knowledge of FFI, threatened against FFI or any of its Subsidiaries or for which FFI or any of its Subsidiaries is obligated to indemnify a third party, the outcome of which is expected to have, individually or in the aggregate, a Material Adverse Effect with respect to FFI and (b) neither FFI nor any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding. There are no Actions or Proceedings pending or, to the knowledge of FFI, threatened against FFI or any of its Subsidiaries that, as of the date hereof, challenges the validity or propriety, or seeks to prevent consummation of, the Merger or any other transaction contemplated by this Agreement.

Section 5.8           Permits; Compliance With Law.

(a)          Each of FFI and its Subsidiaries is in possession of all applicable FFI Permits, and all such FFI Permits are valid, and in full force and effect, and, to FFI’s knowledge, no suspension or cancellation of any of them is threatened, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of FFI Permits would not, individually or in the aggregate, have a Material Adverse Effect with respect to FFI.

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(b)          Neither FFI nor any of its Subsidiaries is in default or violation of any FFI Permits or any Laws applicable to FFI or any of its Subsidiaries or by which any material property or asset of FFI or any of its Subsidiaries is bound or affected, except in each case for any such defaults or violations that are set forth in would not, individually or in the aggregate, have a Material Adverse Effect with respect to FFI or that are set forth in Section 5.8(b) of the FFI Disclosure Schedule.

(c)          FFB is not in default or violation of any FFI Permits or any Laws applicable to FFB or by which any material property or asset of FFB is bound or affected, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, and all other fair lending laws and other laws relating to discriminatory business practices, except in each case for any such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect with respect to FFI or that are set forth in Section 5.8(c) of the FFI Disclosure Schedule.

(d)          FFB has not received written notice of any regulatory concerns regarding FFB’s compliance with the Bank Secrecy Act or related state or federal anti-money-laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of diligence in identifying customers.

(e)          FFI and its Subsidiaries have adopted such procedures and policies as are, in the reasonable judgment of FFI management, necessary or appropriate for FFI and its Subsidiaries to comply with Title III of the USA Patriot Act and, to the knowledge of FFI, FFI and its Subsidiaries are in compliance therewith.

(f)          Other than customary and ordinary periodic examinations by federal and state regulatory agencies, or except as set forth in Section 5.8(f) of the FFI Disclosure Schedule, no investigation or review by any Governmental Entity with respect to FFI or FFB is pending or, to the knowledge of FFI, threatened, nor has FFI nor FFB received since January 1, 2010 any notification or communication from any Governmental Entity (A) asserting that FFI or any of its Subsidiaries is not in compliance, in any material respect, with any of the Laws which such Governmental Entity enforces or (B) threatening to revoke any FFI Permit (nor, to FFI’s knowledge, do any grounds for any of the foregoing exist).

Section 5.9           Financial Statements; Regulatory Reports.

(a)          The FFI Consolidated Financial Statements (including, in each case, any notes thereto) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such consolidated financial statements fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of FFI and its consolidated Subsidiaries and the changes in FFI’s shareholders equity as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments which were not and which are not expected to be, individually or in the aggregate, material to FFI and its consolidated Subsidiaries taken as a whole).

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(b)          Except as and to the extent adequately provided for, in the aggregate, on the FFI 2011 Balance Sheet, between March 31, 2011 and the date hereof neither FFI nor any of its consolidated Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP consistently applied, except for liabilities or obligations that (i) are, in the aggregate, adequately provided for in FFI 2011 Balance Sheet, (ii) have been incurred in the ordinary course of business and that would not, individually or in the aggregate, have a Material Adverse Effect with respect to FFI, or (iii) have been incurred pursuant to or provided for in this Agreement.

(c)          Each of FFI and FFB has filed all material documents and reports relating to each of FFI and FFB required to be filed with Regulatory Authorities. All such reports conform or will conform in all material respects with the requirements promulgated by such Regulatory Authorities and as of their respective dates, such documents and reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.10         Regulatory Matters. Except as may otherwise be set forth in Section 5.10 of the FFI Disclosure Schedule, neither FFI nor any of its Subsidiaries (i) is, directly or indirectly, party or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority or (ii) has been advised by, or has any knowledge of facts which are reasonably expected to give rise to an advisory notice by, any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. Except as set forth on Section 5.10 of the FFI Disclosure Schedule, all compliance or corrective action relating to FFI or any of its Subsidiaries required by Regulatory Authorities having jurisdiction over FFI or any of its Subsidiaries has been taken, except where the failure to have taken any such action is not expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to FFI. Each of FFI and its Subsidiaries has paid all assessments made or imposed by and required to have been heretofore paid to any Regulatory Authority.

Section 5.11         Absence of Certain Changes or Events. Since December 31, 2010, except as specifically contemplated by, or as disclosed in, this Agreement or Section 5.11 of the FFI Disclosure Schedule, FFI has conducted its business in, and has not engaged in any material transaction other than according to, the usual and ordinary course consistent with past practice and since such date, there has not been:

(a)          any Material Adverse Effect with respect to FFI or FFB or any event or development that would have, either individually or in the aggregate, a Material Adverse Effect with respect to FFI;

(b)          any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by FFI or FFB, whether or not covered by insurance;

(c)          any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of FFI;

(d)          any material change in any method of accounting or accounting practice by FFI or FFB;

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(e)          any agreement to do any of the above set forth in this Section 5.11, unless otherwise permitted herein.

Section 5.12         Taxes.

(a)          Returns Filed and Taxes Paid. All Returns required to have been filed by or on behalf of FFI or its Subsidiaries (collectively and individually, members of the “FFI Group”) have been duly filed on a timely basis, subject to any applicable extensions. Such Returns are true, correct and complete. Since January 1, 2007, all Taxes due and payable by any members of the FFI Group (whether or not shown on any Return) have been paid in full on a timely basis, and no other Taxes are owing or payable by any member of the FFI Group with respect to items or periods covered by such Returns or with respect to any taxable period ending prior to the date of this representation and warranty for which a Return was due prior to such date. Since January 1, 2007, no written claim has ever been made by a Governmental Entity for any jurisdiction where FFI does not file Returns that any such member is or may be subject to taxation by that jurisdiction. There are no material Liens for Taxes (other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been taken in accordance with GAAP) on any of the assets of the FFI Group. Each member of the FFI Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any officer, director, employee or agent (including, without limitation, any independent contractor, foreign person or other third Person) in compliance with all tax withholding provisions of Applicable Law (including, without limitation, income, social security, employment tax withholding, sales and use, and withholding under Sections 1441 through 1446 of the Code). Since January 1, 2007, each member of the FFI Group has timely complied with all requirements under Applicable Laws relating to information reporting and withholding for customer and other accounts (including back up withholding and furnishing of Forms 1099 and all similar reports).

(b)          Returns Furnished. FFI has made and caused its Subsidiaries and any other member of the FFI Group to make available to DCB true, correct and complete copies of all federal and state income tax returns that have been filed by the FFI Group for all periods ending on or after December 31, 2007.

(c)          Tax Deficiencies; Audits. Except as otherwise set forth in Section 5.12(c) of the FFI Disclosure Schedule (i) no deficiencies have been claimed, proposed or assessed by a Tax authority or other Governmental Entity in writing with respect to Taxes of the FFI Group or any member thereof that remain unpaid or have not otherwise been resolved; (ii) FFI is not a party to any outstanding action or proceeding for assessment or collection of Taxes, and no such action or proceeding has been, to the knowledge of FFI, threatened, against any members of the FFI Group or any of their assets; and (iii) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the FFI Group or any member thereof. Except as otherwise set forth in Section 5.12(c) of the FFI Disclosure Schedule, the Returns of the FFI Group for all tax years since January 1, 2007 have never been audited by a Governmental Entity (which term includes any taxing authority), nor is any such audit in process, pending or, to the knowledge of FFI, threatened.

(d)          Membership in Affiliated Groups, Etc. Except as set forth in Section 5.12(d) of the FFI Disclosure Schedule, no member of the FFI Group has ever been a member of any affiliated group of corporations (as defined in Section 1504(a) of the Code) other than an affiliated group of which FFI was the parent. FFI and its Subsidiaries are not presently liable, nor does FFI or any of its Subsidiaries have any potential liability, for the Taxes of any Person other than members of the FFI Group (i) under Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or foreign law), or (ii) as transferee, except in each case where such liability for Taxes would not, individually or in the aggregate, have a Material Adverse Effect with respect to FFI.

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(e)          No Tax Sharing Agreements. Except as set forth in Section 5.12(e) of the FFI Disclosure Schedule, neither the FFI Group nor any member thereof is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing on account of the Tax obligations of any other Person (excluding agreements or arrangements with lenders, borrowers, vendors, landlords, and other Persons who are not members of the FFI Group whose principal purpose is to address matters other than Tax matters).

(f)          No Private Letter Rulings. No private letter rulings, technical advice memoranda or similar rulings have been requested from, or issued by, any taxing authority that are, or if issued would be, addressed to FFI or FFB.

(g)          Not a Real Property Holding Corporation. Neither FFI nor FFB has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h)          No Listed Transactions or Prohibited Reportable Transactions. No member of the FFI Group has engaged in any transaction that is: (i) the same or substantially similar to one of the types of transactions that the IRS has determined to be a reportable transaction, as set forth in Treasury Regulation Section 1.6011-4(b) (or any similar Law); (ii) any “tax shelter” or “confidential corporate tax shelter” within the meaning of Section 6111 of the Code and the Treasury Regulations thereunder (or any similar state, local or foreign Law); or (iii) any “potentially abusive tax shelter” within the meaning of Section 6112 of the Code and the Treasury Regulations thereunder (or any similar state, local or foreign Law). FFI has disclosed on its tax returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign Law).

(i)          Not a Distributing or Controlled Corporation. Neither the FFI Group nor any member thereof has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.

Section 5.13         Insurance. FFI and its Subsidiaries are insured with reputable insurers under policies of insurance covering such risks and in such amounts as are prudent in accordance with prevailing banking industry practices. All such policies of insurance, or predecessor policies covering similar risks, have been in full force and effect continuously during the past three (3) years.

Section 5.14         Derivative Instruments. Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect with respect to FFI, all of the Derivative Instruments to which any of FFI or its Subsidiaries is a party were entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by FFI and its Subsidiaries, as applicable. Each of such Derivative Instruments is a legal, valid and binding obligation of FFI or FFB, as the case may be, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally), and are in full force and effect. FFI and FFB have performed in all material respects all of their respective material obligations thereunder to the extent that such obligations to perform have accrued. To the knowledge of FFI and FFB, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect with respect to FFI.

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Section 5.15         Loan Portfolio and OREO.

(a)          Except as set forth in Section 5.15(a) of the FFI Disclosure Schedule, FFB is not a party to any written or oral Loans with respect to which the obligor, as of December 31, 2010 or the date hereof, was over 90 days or more delinquent in payment of principal or interest or, to the knowledge of FFI, in default of any other provisions of its Loan agreements or related documents, except for matters that would be considered immaterial. FFB has disclosed to DCB (i) all of the Loans that, as of December 31, 2010 or the date hereof, were classified by FFB as “Troubled Debt Restructure,” “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, commercial real estate, construction and land development, consumer, etc.), all of the other Loans of FFB that, as of December 31, 2010 or the date hereof, were classified as such, together with the aggregate principal amount of such Loans by category, and (iii) each asset owned by FFB that, as of December 31, 2010 or the date hereof, was classified as “Other Real Estate Owned” and the book value thereof, it being understood and agreed that the Loans referenced in clauses (i) and (ii) of this sentence include any Loans so classified by any Governmental Entity.

(b)          Each Loan to which FFB is a party (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records as secured Loans, has been secured by valid Liens which have been perfected and (iii) to the knowledge of FFI, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, (subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles) except where the failure of any Loan to satisfy any of the representations set forth in clauses (i), (ii) or (iii) of this Section 5.15(b) has not had and is not reasonably expected to have a Material Adverse Effect on FFI.

(c)          The ALLL of FFB is in compliance in all material respects with the standards established by applicable Governmental Entities and the Financial Accounting Standards Board and is adequate under all such standards.

(d)          Except as disclosed in Section 5.15(d) of the FFI Disclosure Schedule, to the knowledge of FFI, FFB does not have any contingent liabilities for the potential repurchase of loans sold to any third party.

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Section 5.16         Accounting Records and Controls. FFI and FFB maintain records that fairly reflect, in all material respects, their transactions and dispositions of assets and maintain systems of internal accounting controls, policies and procedures designed to insure that (i) such transactions are executed in accordance with its management’s general or specific authorization, (ii) such transactions are recorded in conformity with GAAP and in such a manner as to permit preparation of financial statements in accordance with GAAP and any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) records of such transactions are retained, protected and duplicated in accordance with prudent banking practices and applicable regulatory requirements.

Section 5.17         Information in California Permit Application and Proxy Statement/Offering Circular. The information supplied by FFI or FFB for inclusion or incorporation by reference in the California Permit application and the Proxy Statement/Offering Circular shall not (i) at the times when the California Permit application is submitted and approved, (ii) on the dates when the Proxy Statement/Offering Circular (or any amendment or supplement thereto) is first mailed to FFI Shareholders and the DCB Shareholders, respectively, (iii) at the times when the FFI Shareholder Meeting and the DCB Shareholder Meeting are held, respectively, and (iv) at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier FFI communication with respect to the solicitation of proxies for the FFI Shareholder Meeting or the DCB Shareholder Meeting which has become false or misleading. Notwithstanding the foregoing, FFI makes no representation or warranty with respect to any information supplied by DCB which is contained in or incorporated by reference in any of the foregoing documents.

Section 5.18         Brokers. Except as otherwise set forth in Section 5.18 of the FFI Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of FFI or any of its Subsidiaries.

Section 5.19         No Other Merger or Business Combination Agreements. Neither FFI nor FFB has, as of the date hereof, any legal obligation, absolute or contingent, to any person to sell, directly or indirectly, all or substantially all of their assets or to effect any merger, share exchange, consolidation, business combination, recapitalization, liquidation or other reorganization of FFI or FFB which would result in a change in ownership of a majority of the outstanding shares of FFI or FFB or to enter into any agreement with respect to any of the foregoing.

Section 5.20         Compliance with Policies. Each of FFI and FFB has followed in all material respects its applicable internal credit, risk management, compliance and similar policies and procedures in conducting the operations which are subject to such policies.

Section 5.21         Confidentiality. FFI maintains safeguards designed to protect and maintain the confidentiality of the non-public personally identifiable information of its customers and consumers in accordance with the requirements of the GLB Act and other Applicable Laws.

Section 5.22         Reorganization Treatment. As of the date hereof, FFI does not have any knowledge of circumstances that would reasonably be expected to prevent the Merger from qualifying as a tax-free reorganization within the meaning of Section 368 of the Code.

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Section 5.23         Material Adverse Effect. FFI is not aware of and does not have knowledge of any fact, event or circumstances that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to FFI.

ARTICLE VI
Mutual Covenants of the Parties

Section 6.1           Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of FFI, FFB and DCB agrees to use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under Applicable Laws, so as to enable the Parties to consummate, as soon as practicable, the Merger and the other transactions contemplated hereby which are required to be performed prior to or at the Effective Time, including the satisfaction of the conditions set forth in this Agreement, and the Parties shall cooperate fully with each other to that end.

Section 6.2           Shareholder Meetings and Approvals.

(a)          Subject to Section 7.4 hereof and following the date of issuance of the California Permit, DCB shall seek and shall use its commercially reasonable efforts to obtain DCB Shareholder Approval, in accordance with the applicable provisions of the DCB Articles and the DCB Bylaws, the CGCL and this Agreement, at a duly called and noticed meeting of DCB Shareholders to be held for the purpose of considering and voting on the approval of the principal terms of this Agreement, the Merger and the other transactions contemplated by this Agreement (the “DCB Shareholders’ Meeting”).

(b)          Following the date of issuance of the California Permit, FFI shall seek and shall use its commercially reasonable efforts to obtain FFI Shareholder Approval, in accordance with the applicable provisions of the FFI Articles and the FFI Bylaws, the CGCL and this Agreement, at a duly called and noticed meeting of FFI Shareholders to be held for the purpose of considering and voting on the approval of the principal terms of this Agreement, the Merger and the other transactions contemplated by this Agreement (the “FFI Shareholders’ Meeting”).

(c)          By way of amplification and not limitation and subject to subsections (a) and (b) above and the applicable provisions of Section 7.4 below, each of FFI and DCB, acting through its respective Board of Directors, shall, in accordance with all applicable legal requirements and its articles of incorporation and by-laws, (i) promptly call, give notice of, convene and hold a meeting of its shareholders, (ii) recommend the approval of the Merger and adoption of this Agreement, (iii) take all lawful action to solicit such approval and (iv) take all other action necessary or advisable to secure the vote or consent of its shareholders as required by the CGCL.

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Section 6.3           Preparation of California Permit; Proxy Statement/Offering Circular.

(a)          As promptly as practicable after the execution of this Agreement, FFI and DCB shall jointly prepare the necessary documents and FFI shall apply to obtain a permit (a “California Permit”) from the California Commissioner of Corporations (the “California Commissioner”) (after a hearing before such department under Section 25142 of the California Corporate Securities Law of 1968) pursuant to Section 25121 of the California Corporate Securities Law of 1968 and a related Proxy Statement/Offering Circular (the “Proxy Statement/Offering Circular”), so that the issuance of the FFI Shares in the Merger shall be exempt from registration under the Securities Act, by virtue of the exemption from registration contained in Section 3(a)(10) thereof. DCB shall cooperate with, and provide information to, FFI in connection with FFI’s application for the California Permit. DCB and FFI will respond to any comments from the California Commissioner and use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing; provided, however, that FFI shall not be required to modify in any material way any of the terms and conditions of the Agreement. None of the information supplied by DCB to FFI in connection with the California Permit application or any other document prepared to comply with federal or state securities laws shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. None of the information included by FFI in the California Permit application or any other document prepared to comply with federal or state securities laws shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. For and in connection with the preparation and filing of the California Permit application and Proxy Statement/Offering Circular:

(i)          FFI shall cause the Proxy Statement/Offering Circular to comply as to form in all material respects with and to satisfy in all material respects the applicable requirements of applicable Blue Sky Laws, the Exchange Act and the Securities Act and, in connection therewith, each of DCB and FFI shall furnish such information about itself and its business, its management and its financial condition and operating results, including its respective consolidated financial statements, as the other Party may reasonably request for inclusion or incorporation in, and the Parties shall otherwise cooperate with each other in connection with the preparation and filing of, the California Permit and the Proxy Statement/Offering Circular.

(ii)         FFI shall give DCB and its counsel no less than ten (10) Business Days to review and comment on the California Permit application prior to its initial filing with the California Commissioner and shall give DCB and its counsel no less than five (5) Business Days to review and comment on all amendments and supplements thereto and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the California Commissioner.

(iii)        FFI shall notify DCB of the receipt of (A) any comments from the California Commissioner on the California Permit application or the Proxy Statement/Offering Circular, (B) any requests by the California Commissioner for any amendments or supplements thereto or for additional information, and shall provide to DCB promptly copies of all correspondence between FFI or any of its representatives and advisors, on the one hand, and the California Commissioner, on the other hand.

(iv)        FFI shall use its commercially reasonable efforts to cause the California Permit application to be approved by the California Commissioner as promptly as practicable after it has been filed with the California Commissioner and, subject to Section 7.4 hereof, DCB shall provide FFI such cooperation therewith as FFI may reasonably request.

(v)         FFI shall use its commercially reasonable efforts to obtain all necessary Blue Sky Laws’ permits and approvals required to carry out the transactions contemplated by this Agreement; provided, that, FFI shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject FFI to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

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(b)          The Proxy Statement/Offering Circular shall include: (i) the FFI Board’s recommendation that the FFI Shareholders vote in favor of approval of the principal terms of this Agreement, the Merger and the transactions contemplated hereby (the “FFI Board Recommendation”), (ii) subject to Section 7.4 hereof, the DCB Board’s recommendation that the DCB Shareholders vote in favor of approval of the principal terms of this Agreement, the Merger and the transactions contemplated hereby (the “DCB Board Recommendation”), and (iii) the fairness opinion of the DCB Financial Advisor referred to in Section 4.30 hereof.

(c)          Each of DCB and FFI further agrees that if such Party shall become aware prior to the Effective Time of any information furnished by such Party that would cause any of the statements in the California Permit application or the Proxy Statement/Offering Circular to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other Party thereof and to take, or assist with, the necessary steps to correct the California Permit application or the Proxy Statement/Offering Circular.

(d)          Except as may be required by Applicable Law, no amendment or supplement to the Proxy Statement/Offering Circular or the California Permit application shall be made without the approval of both FFI and DCB, which approval shall not be unreasonably withheld or delayed. FFI shall advise DCB, promptly after it receives notice thereof, of the time when the California Permit application has been approved or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of FFI Shares for offering or sale in any jurisdiction, or of any request by the California Commissioner for amendment of the Proxy Statement/Offering Circular or the California Permit application or comments thereon and responses thereto or requests by the California Commissioner for additional information.

Section 6.4           Public Announcements. The press release announcing the execution by the Parties of this Agreement shall be issued only in such form as shall be mutually agreed upon by DCB and FFI. Neither DCB nor FFI shall issue any other press release or otherwise make any public statement with respect to this Agreement and the Merger or which could reasonably be expected to affect the outcome of the voting by DCB Shareholders on the Merger without first consulting and obtaining the prior consent of the other Party (which shall not be unreasonably withheld or delayed) to the issuance of such press release or the making of such public statement. Notwithstanding the foregoing, however, a Party may issue such a press release or make such a public statement without consulting or obtaining the prior consent of the other Party, provided that such Party (i) concludes in good faith, after consultation with its legal counsel, that such Party is required by Applicable Law to issue such press release or make such public statement, and (ii) has used commercially reasonable efforts to consult with the other Party and to obtain its consent, but has been unable to do so in a timely manner. FFI and DCB shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other Party.

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Section 6.5           Appropriate Actions; Consents; Filings.

(a)          Each of FFI, FFB and DCB shall use its commercially reasonable efforts (i) to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise in order to consummate and make effective the transactions contemplated by this Agreement that are intended to be consummated prior to the Effective Time as promptly as practicable hereafter, (ii) to obtain from any Governmental Entity any Government Approvals required to be obtained or made by DCB or FFI or FFB or any of their respective Subsidiaries, or to avoid or cause to be withdrawn or terminated, without prejudice to the Parties, any action or proceeding by any Governmental Entity, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger as contemplated hereby, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger required under (A) the Bank Merger Act, (B) HOLA, (C) the California Financial Code, (D) the CGCL; (E) the Securities Act, and any other applicable federal or state securities Laws, and (F) any other Applicable Law; provided, that FFI, FFB and DCB shall cooperate with each other in connection with the preparation and making of all such filings, including, if requested and subject to Applicable Laws regarding the exchange of information by providing copies of all such documents to the non-filing Party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith provided that the reviewing Party agrees to act reasonably and as promptly as practicable; provided further, that any initial filings with Governmental Entities (other than the Registration Statement) shall be made by the Party responsible therefor as soon as reasonably practicable; and provided further, that nothing in this Section 6.5(a) shall require the expenditure of money by FFI, FFB or DCB to a third party in exchange for any such consent (other than filing or processing fees). DCB and FFI shall furnish to each other all information reasonably required for any application or other filing under Applicable Law in connection with the transactions contemplated by this Agreement.

(b)          Each of FFI, FFB and DCB shall give (or shall cause their respective Subsidiaries to give) any notices to third Parties, and use, and cause their respective Subsidiaries to use, commercially reasonable efforts to obtain any third party consents, (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, or (ii) disclosed in the DCB Disclosure Schedule or the FFI Disclosure Schedule, as applicable. In the event that any Party hereto shall fail to obtain any such third party consent, that Party shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other Party hereto, to minimize any adverse effect on the consummation of the Merger, DCB, FFI, FFB and their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

Section 6.6           Tax Treatment of the Merger. FFI, FFB and DCB intend that the Merger qualify for U.S. federal income tax purposes as a tax-free reorganization within the meaning of Section 368 of the Code and the Parties hereto hereby adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties and their Subsidiaries, respectively, both before and after the Effective Time, shall (i) use commercially reasonable efforts to cause the Merger to so qualify; (ii) refrain from taking any action that would reasonably be expected to cause the Merger to fail to so qualify; and (iii) take the position for all purposes that the Merger so qualifies.

Section 6.7           Notification of Certain Matters. Each of FFI, FFB and DCB shall give prompt notice to the other of any fact, event or circumstance that becomes known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to FFI or DCB, or (ii) would cause or constitute a material breach of any of FFI’s or DCB’s representations, warranties, covenants or agreements contained herein.

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Section 6.8         Human Resources Issues. Prior to making any formal company-wide written or oral communications to its employees (other than employees who are executive officers) about employee compensation or benefits after the Merger, DCB, on the one hand, and FFI and FFB on the other, will consult in good faith with each other regarding the nature and content of any such communications. Each of FFI, FFB and DCB agrees to work in good faith with each other to facilitate the timely and accurate dissemination of information by DCB and FFI to their respective employees regarding matters related to the transactions contemplated by this Agreement in such a manner as to cause minimal disruption of their respective businesses and their relationships with their respective employees and to facilitate the transition of such relationships to the Surviving Party.

Section 6.9           No Control of other Party’s Business. Nothing contained in this Agreement shall give FFI or FFB, on the one hand, or DCB on the other, directly or indirectly, the right to control or direct the other Parties’ operations prior to the Effective Time. Prior to the Effective Time, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE VII
Covenants of DCB

Section 7.1           Conduct of Business by DCB Pending the Closing. DCB agrees that, except as set forth in Section 7.1 of the DCB Disclosure Schedule or as specifically required or permitted by any other provision of this Agreement or required by Law or the FDIC or DFI, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, DCB shall: conduct its operations only in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its business organizations and maintain its rights, franchises and existing goodwill and relations with customers, suppliers, creditors, lessors, lessees, employees and business associates, subject, however, to their compliance with the provisions set forth hereinafter in this Section 7.1. In addition, DCB shall not take any action that DCB knows, at the time it prepares to take or takes such action, would (i) materially adversely affect or delay the ability of DCB or FFI to perform any of their respective material obligations in a timely basis under this Agreement or (ii) have a Material Adverse Effect with respect to DCB. By way of amplification and not limitation, except as set forth in Section 7.1 of the DCB Disclosure Schedule or as specifically required or permitted by any other provision of this Agreement or required by Law or the FDIC or DFI, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, DCB shall not, directly or indirectly, do, or agree to do, any of the following without the prior written consent of FFI:

(a)          amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

(b)          issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of any shares of capital stock of any class or any other Equity Securities of DCB, other than the issuance of DCB Common Stock upon the exercise or conversion of DCB Options or DCB Warrants outstanding as of the date hereof in accordance with their terms;

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(c)          sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material amount of property or assets (including Intellectual Property) of DCB or deposits of DCB, except pursuant to existing Contracts or commitments for the sale or purchase of property, assets or goods, or the pledge of securities in the ordinary course of business consistent with past practice; provided, that, FFI’s consent shall not be unreasonably withheld and which consent shall be deemed granted if within three (3) Business Days of FFI’s receipt of written notice of a request for prior written consent, written notice of objection is not received by DCB;

(d)          declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock;

(e)          reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or other securities;

(f)          enter into any agreement or otherwise agree to acquire, directly or indirectly (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise), any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any interest therein; provided, that, FFI’s consent shall not be unreasonably withheld and which consent shall be deemed granted if within three (3) Business Days of FFI’s receipt of written notice of a request for prior written consent, written notice of objection is not received by DCB;

(g)          incur any indebtedness for borrowed money or issue any debt securities or trust preferred securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, other than deposits, federal funds borrowings, borrowings from the Federal Reserve Bank of San Francisco and borrowings from the Federal Home Loan Bank of San Francisco which, in each case, have a maturity of one year or less and are in the ordinary course of business consistent with past practice; provided, that, FFI’s consent shall not be unreasonably withheld and which consent shall be deemed granted if within three (3) Business Days of FFI’s receipt of written notice of a request for prior written consent, written notice of objection is not received by DCB;

(h)          (i) make any loan, loan commitment or renewal or extension thereof to any person which would, when aggregated with all outstanding loans, commitments for loans or renewals or extensions thereof made to such person and any affiliate or immediate family member of such person, exceed $500,000 without submitting complete loan package information, customarily submitted to the board of directors of DCB or the loan committee of DCB in connection with obtaining approval of such action, to the chief credit officer of FFI for review at least three (3) full Business Days prior to taking such action; provided, that, if FFI reasonably objects via email or in writing to such loan, loan commitment, renewal or extension prior to the end of the third Business Day, then DCB shall not make such loan, loan commitment or renewal or extension thereof (for the sake of clarity, the issuance of or the commitment to issue a letter of credit by DCB on behalf of or for the benefit of a third party shall constitute a loan or loan commitment under this clause); provided, however, that notwithstanding the foregoing, DCB may extend the term of any existing loan for a period of up to ninety (90) days on terms that are identical or more favorable to DCB (as compared to the terms in effect on the date hereof) without compliance with the foregoing restrictions; or (ii) make any modification of an outstanding loan or loan commitment which exceeds $100,000 without submitting complete loan package information, customarily submitted to the board of directors of DCB or the loan committee of DCB in connection with obtaining approval of such action, to the chief credit officer of FFI for review at least three (3) full Business Days prior to taking such action; provided, that, if FFI reasonably objects via email or in writing to such loan modification prior to the end of the third Business Day, then DCB shall not make such loan modification; provided, however, that notwithstanding the foregoing subparagraphs (i) and (ii) above, following the Determination Date, DCB shall not make any loan, loan commitment, renewal, modification or extension thereof irrespective of amount without the express written approval of FFI;

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(i)          materially change the characteristics of its loan portfolio, including loan types, risk profile, interest rates, terms, duration and other terms offered or, with respect to its mortgage banking business, materially change the characteristics, types or volumes of loans or products offered, its underwriting standards or its policies or procedures applicable or similar or related products or services;

(j)          make any investment either by contributions to capital, property transfers or purchase of any property or assets of any person, other than the acquisition of real estate through foreclosure in the ordinary course of business consistent with past practice, or purchase or acquire any securities of any kind, other than purchases of (i) direct obligations of, or obligations secured by the full faith and credit of, the United States of America with a remaining maturity at the time of purchase of one year or less, (ii) securities issued by U.S. Government Agencies, (iii) overnight federal funds, or (iv) certificates of deposits of any commercial bank with a remaining maturity at the time of deposit of one (1) year or less; provided, that, FFI’s consent shall not be unreasonably withheld and which consent shall be deemed granted if within three (3) Business Days of FFI’s receipt of written notice of a request for prior written consent, written notice of objection is not received by DCB;

(k)          except as required by Applicable Law or regulation or the FRB, FDIC or DFI, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate and other risk or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

(l)          take any action or omit to take any action that may result, individually or in the aggregate with any other actions or omissions, in a material violation of the Bank Secrecy Act, the anti-money laundering laws and regulations or the policies and procedures of DCB with respect to the foregoing;

(m)          terminate, cancel or request any change in, or agree to any change in, or enter into any contract or agreement that calls for aggregate annual payments of $25,000 or more and which is not terminable at will or with 30 days or less notice without payment of a premium or penalty, other than loans and loan participations in the ordinary course of business and consistent with past practice and in accordance with Section 7.1(h); provided, that, FFI’s consent shall not be unreasonably withheld and which consent shall be deemed granted if within three (3) Business Days of FFI’s receipt of written notice of a request for prior written consent, written notice of objection is not received by DCB;

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(n)          (i) enter into, renew, make any new grants of awards under, amend or otherwise modify any employment, consulting, transition, termination, severance or similar agreements or arrangements or increase the compensation or benefits payable or to become payable to its directors, officers or employees, other than increases in the compensation, in the ordinary course of business and consistent with past practice, of employees who are not officers with a title above vice president, provided that no such increase or increases shall result in an annual adjustment of more than 5% for any one individual and more than 2% of the aggregate cash compensation that is payable to all employees as a group; (ii) grant or increase any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of DCB; (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, termination, severance or other plan, agreement, trust or fund (except for any employee health or life insurance plan, trust or fund available to employees generally), policy or arrangement for the benefit of any director, officer or employee, except to the extent required by Applicable Law or this Agreement; or (iv) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any DCB Benefit Plan; provided, that, FFI’s consent shall not be unreasonably withheld and which consent shall be deemed granted if within three (3) Business Days of FFI’s receipt of written notice of a request for prior written consent, written notice of objection is not received by DCB;

(o)          hire any person as an employee of DCB or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth in Section 4.12 of the DCB Disclosure Schedule, (ii) persons hired to fill any vacancies arising after the date hereof at a base salary and guaranteed bonus equal to or less than the person whose departure created the vacancy, and whose employment is terminable at the will of DCB upon and after the consummation of the Merger and (iii) any person hired to fill a newly created position with DCB if such person’s base salary and any guaranteed bonus, in each case considered on an annual basis, will not exceed $40,000 during his or her first year of employment; provided, that, FFI’s consent shall not be unreasonably withheld and which consent shall be deemed granted if within three (3) Business Days of FFI’s receipt of written notice of a request for prior written consent, written notice of objection is not received by DCB;

(p)          accelerate the payment of any material liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice; provided, that, FFI’s consent shall not be unreasonably withheld and which consent shall be deemed granted if within three (3) Business Days of FFI’s receipt of written notice of a request for prior written consent, written notice of objection is not received by DCB;

(q)          materially change any actuarial or other assumptions used to calculate funding obligations with respect to any DCB Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, ERISA or the express terms of any such Plan;

(r)          forgive any loans to directors, officers or employees of DCB;

(s)          make any material change in accounting policies or procedures, except as required by GAAP or by a Governmental Entity;

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(t)          waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration for an expense that was not accrued for on the DCB 2011 Balance Sheet in an amount in excess of $25,000, individually, or $50,000 in the aggregate or which would impose any material restriction on the business of DCB, or FFI or FFB or any of their respective Subsidiaries or would reasonably be expected to create precedent for claims that are reasonably likely to be material to DCB or FFI or any of their Subsidiaries; provided, that, FFI’s consent shall not be unreasonably withheld and which consent shall be deemed granted if within three (3) Business Days of FFI’s receipt of written notice of a request for prior written consent, written notice of objection is not received by DCB;

(u)          make any material tax election, settle or compromise any material liability for Taxes, amend any Tax Return or file any refund for Taxes, other than in the ordinary course of business or as may be required by a Governmental Entity; provided, that, FFI’s consent shall not be unreasonably withheld and which consent shall be deemed granted if within three (3) Business Days of FFI’s receipt of written notice of a request for prior written consent, written notice of objection is not received by DCB;

(v)         make any capital expenditures other than capital expenditures in the ordinary and usual course of business consistent with past practice in amounts not exceeding $25,000 individually or $50,000 in the aggregate, or as described on Section 7.1(v) of the DCB Disclosure Schedule; provided, that, FFI’s consent shall not be unreasonably withheld and which consent shall be deemed granted if within three (3) Business Days of FFI’s receipt of written notice of a request for prior written consent, written notice of objection is not received by DCB; or

(w)          authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing set forth in this Section 7.1.

Section 7.2           DCB Requirement to Provide Certain Reports. Between the date hereof and the earlier of the Closing Date or the termination of this Agreement, DCB shall provide to FFI, on a monthly basis, a schedule of Loans that have been classified in the manner described in Section 4.22(a), and any Loan the classification of which is changed to a lower classification or to “Other Real Estate Owned”, after the date of this Agreement.

Section 7.3           Access to Information; Confidentiality. From the date of this Agreement to the Effective Time, DCB shall, subject to Applicable Law, (a) provide to FFI and its respective Representatives access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of DCB and to the books and records thereof and (b) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of DCB as FFI and its Representatives may reasonably request, provided that such access and furnishing of information could not reasonably be expected to (i) materially impair DCB’s ability to conduct its operations in the ordinary course of business; (ii) result in the waiver of privilege protecting communications between DCB and any of its legal counsel; (iii) violate any confidentiality agreement or similar agreement or arrangement to which DCB is a party; or (iv) contain information concerning the transactions contemplated by this Agreement and negotiations thereof, except as otherwise specifically required by this Agreement (provided that the inclusion of such information in any applications required to be filed with any regulatory authorities in order to obtain required approvals, consents or permits shall not be prohibited by this clause (iv)). With respect to the information disclosed pursuant to this Section 6.2, the Parties shall comply with all of their respective confidentiality and other obligations under that certain Non Disclosure Agreement dated October 25, 2010, previously executed by FFB and DCB (the “Confidentiality Agreement”).

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Section 7.4           No Solicitation of DCB Acquisition Proposals.

(a)          Subject to Section 7.4(b), DCB agrees that neither it nor any of its Representatives (the “DCB Representatives”) shall, directly or indirectly: (i) encourage, initiate, solicit or take any other action designed to facilitate a DCB Acquisition Proposal or the making, submission or announcement of any DCB Acquisition Proposal; (ii) participate or engage in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action designed to facilitate the submission of any inquiry or the making of any proposal that constitutes or may reasonably be expected to lead to a DCB Acquisition Proposal; (iii) engage in discussions with any person with respect to a DCB Acquisition Proposal, except to notify such person as to the existence of these provisions and refer such person to this Agreement; (iv) approve, endorse or recommend any DCB Acquisition Proposal; or (v) enter into any letter of intent or similar document or any agreement, commitment or understanding (whether written or oral) contemplating or otherwise relating to any DCB Acquisition Proposal. DCB agrees that it will immediately terminate, and shall use its commercially reasonable efforts to cause the DCB Representatives to terminate immediately, all current discussions or negotiations (if any) in which any of them may be involved with any third party with respect to a DCB Acquisition Proposal. DCB also shall promptly request that each person which has heretofore executed a confidentiality agreement with it or DCB Representatives with respect to such person’s consideration of a possible DCB Acquisition Proposal to return promptly or destroy all confidential information heretofore furnished to such person or its Representatives in accordance with the terms of such person’s confidentiality agreement.

(b)          Notwithstanding Section 7.4(a) or anything to the contrary that may be contained elsewhere in this Agreement, if, prior to obtaining DCB Shareholder Approval, (x) any of DCB or the DCB Representatives, receives a written DCB Acquisition Proposal from any person, which DCB Acquisition Proposal did not result from a material breach of Section 7.4(a) and appears on its face to be bona fide, and (y) the DCB Board determines in good faith, after consultation with DCB’s financial advisor, that such DCB Acquisition Proposal constitutes or could reasonably be expected to lead to a DCB Superior Proposal, subject to its compliance with this Section 7.4 and after giving notice to FFI, DCB or the DCB Representatives may (i) furnish information with respect to DCB to the person who has made such DCB Acquisition Proposal or to any of its Representatives, pursuant to a confidentiality agreement containing confidentiality provisions not materially less restrictive than those contained in the Confidentiality Agreement; provided that such information has previously been provided to FFI or is provided to FFI substantially concurrently with the time it is provided to such person or its Representatives, and (ii) participate in discussions and negotiations with such person regarding such DCB Acquisition Proposal. DCB may contact the person making the DCB Acquisition Proposal solely to clarify the terms and conditions of the DCB Acquisition Proposal and take any other action necessary to comply with the requirements of Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act that is not otherwise inconsistent with the terms of this Agreement. DCB shall advise FFI orally and in writing of the receipt of any DCB Acquisition Proposal, or any inquiry that could reasonably be expected to lead to a DCB Acquisition Proposal (in each case within two (2) Business Days of receipt thereof), specifying the material terms and conditions thereof and the identity of the person making such DCB Acquisition Proposal or inquiry (as the case may be) and DCB shall use its commercially reasonable efforts to provide to FFI a copy of all written materials provided to DCB or any of its Representatives in connection with any such DCB Acquisition Proposal not later than two (2) Business Days after the receipt of same by DCB or any of its Representatives and, in order to be able to do so, DCB agrees that it will not enter into any confidentiality agreement with any person subsequent to the date hereof which prohibits DCB from providing such information to FFI. DCB shall notify FFI (within two (2) Business Days) orally and in writing of any material modifications to the financial or other material terms of any such DCB Acquisition Proposal or inquiry and shall provide to FFI, within that same timeframe, a copy of all written materials and documents subsequently provided to or by DCB or any of its Representatives in connection with any such DCB Acquisition Proposal.

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(c)          The DCB Board shall not withdraw, modify or amend, or propose to withdraw, modify or amend, in a manner adverse to FFI, the DCB Board Recommendation or resolve to do so; provided, however, that notwithstanding the foregoing, the DCB Board may withdraw, modify or amend in a manner adverse to FFI, the DCB Board Recommendation and if it takes such action, it also may terminate its efforts to obtain DCB Shareholder Approval in the event that DCB receives a DCB Superior Proposal which did not result from a material breach of Section 7.4(a) or Section 7.4(b); provided, further, that no such change of the DCB Board Recommendation may be made until after at least three (3) Business Days following FFI’s receipt of written notice from DCB advising that the DCB Board intends to take such action. In determining whether to make a change of the DCB Board Recommendation in response to a DCB Superior Proposal or otherwise, the DCB Board shall take into account any changes to the terms of this Agreement proposed by FFI or any other information provided by FFI in response to such notice during a period of three (3) Business Days thereafter.

(d)          In addition to the obligations set forth in Sections 7.4(a) and 7.4(b), DCB shall (i) advise FFI as promptly as practicable (and in any event within 24 hours) following the commencement of any discussions or negotiations with respect to any DCB Acquisition Proposal and the material terms and conditions that are the subject of such discussions or negotiations and (ii) keep FFI reasonably informed of the status and material details (including material amendments) with respect to the information previously provided, pursuant to this Section 7.4, by DCB in connection with any such DCB Acquisition Proposal.

(e)          The DCB Board may, after the date of this Agreement and prior to obtaining DCB Shareholder Approval, terminate this Agreement to enter into an agreement with respect to such DCB Superior Proposal, but only if:

(i)          such DCB Superior Proposal did not result from a material breach by DCB of Section 7.4(a) hereof;

(ii)         the DCB Board is entitled to withdraw the DCB Board Recommendation pursuant to Section 7.4(c);

(iii)        the DCB Board shall have first provided at least five (5) Business Days prior written notice to FFI that it is prepared to terminate this Agreement to enter into a definitive agreement with respect to a DCB Superior Proposal, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such DCB Superior Proposal ; and

(iv)        FFI does not make, within five (5) Business Days after the receipt of the notice referred to in clause (iii) of this Section 7.4(e), a binding, written and complete (including any schedules or exhibits) proposal that the DCB Board determines in good faith, after consultation with its financial advisor (which may be its current financial advisor or any affiliate thereof), is as favorable to the stockholders of DCB as such DCB Superior Proposal and which, by its terms, may be accepted at any time within such five (5) Business Day period (provided that DCB shall not enter into any such binding agreement until the sixth (6th) Business Day after providing such notice).

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(f)          In the event of any termination of this Agreement by DCB pursuant to Section 7.4(e), DCB shall pay the Termination Fee to FFI pursuant to Section 12.2(b).

(g)          Nothing contained in this Section 7.4 or elsewhere in this Agreement shall prohibit DCB from making any disclosure to DCB’s shareholders if, in the good faith judgment of the DCB Board, failure to so disclose could reasonably be expected to result in a violation of the obligations of DCB or the DCB Board under Governing Law.

(h)          If the DCB Board takes, agrees or resolves to take any action permitted by this Section 7.4, including, but not limited to any of the actions set forth in Section 7.4(c) and Section 7.4(e) above, subject to its compliance with the terms and provisions of this Agreement (including, to the extent provided in this Agreement, payment of the termination fee to FFI) such action shall not, in any way, constitute a breach of this Agreement by DCB.

Section 7.5           Resignations. Except as otherwise agreed in writing by FFI, DCB shall obtain from each DCB director and executive officer a resignation, in writing, resigning all of his/her positions with DCB as a director and/or executive officer, effective as of the Effective Time, but such resignation shall not include a resignation of employment.

Section 7.6           Affiliates. DCB shall use its commercially reasonable efforts to identify those persons who may be deemed to be “affiliates” of DCB within the meaning of Rule 145 promulgated by the SEC under the Securities Act (such persons being “DCB Affiliates”). DCB shall use its commercially reasonable efforts to cause each person so identified to deliver to FFI, no later than 30 days prior to the Effective Time, a written agreement substantially in the form of Exhibit F hereto.

Section 7.7           DCB Options and Warrants.

(a)          At least fifteen (15) days prior to the expected Closing Date of the Merger, DCB shall send an Optionee/Warrant Cancellation Agreement to each holder of any In-the-Money DCB Options and each holder of any In-the-Money DCB Warrants

(b)          Unless theretofore exercised, at the Effective Time:

(i)          all Underwater DCB Options outstanding immediately prior thereto shall terminate automatically and without the necessity of any action on the part of DCB pursuant to and in accordance with the provisions of Section 11(b) of the DCB Option Plan;

(ii)         all Underwater Warrants outstanding immediately prior to the Effective Time shall terminate automatically and without the necessity of any action on the part of DCB pursuant to and in accordance with the express terms and provisions of such Warrants; and

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(iii)        each outstanding In-the-Money DCB Option and any outstanding In-the-Money DCB Warrant will terminate and cease to be exercisable, unless the holder thereof has theretofore entered into an Optionee/Warrant Cancellation Agreement with the DCB, pursuant to which such Optionee or Warrantholder, as the case may be, shall have agreed to cancel his or her In-the-Money DCB Options or In-the-Money DCB Warrants immediately prior to the Effective Time (but subject to the consummation of the Merger) in exchange, pursuant to this Agreement, for an amount of cash, without interest, equal to the number of DCB Shares that could have been purchased on exercise of such In-the-Money DCB Options or In-the-Money DCB Warrants, in each case multiplied by the Option Spread, less applicable Taxes required to be withheld with respect to such payment.

Section 7.8           Fee Schedule and Estimate. Not later than five (5) Business Days after the Determination Date, DCB shall provide FFI with a schedule (the “Fee Schedule”) that sets forth (a) the fees for all services rendered to DCB by their respective attorneys, accountants, investment bankers and other advisors and agents (“Advisors”) in connection with the transactions contemplated hereby, including (i) the negotiation and preparation of this Agreement and the other documents or agreements that are to be delivered pursuant to hereto and the consummation of the transactions contemplated by this Agreement, and (ii) the obtaining of any required governmental or regulatory approvals and any other third party consents (“Professional Fees”) paid up to the date of the of the delivery of such Fee Schedule; and (b) an estimate, based on information the DCB is able, in the exercise of its reasonable efforts, to obtain from those Advisors, of the remaining Professional Fees that DCB anticipates will be incurred by it up to the Effective Time. DCB shall use its commercially reasonable efforts to cause final bills or estimates of final bills for all Professional Fees indicated in clause (b) of the immediately preceding sentence to be submitted to the DCB by its Advisors at least two (2) Business Days prior to the Effective Time and, based upon such final bills or estimates of such final bills, DCB shall pay all Professional Fees in full prior to the Effective Time and shall provide FFI with written evidence to such effect prior to the Effective Time. DCB agrees to provide FFI with copies of all invoices, bills and estimates relating to such Professional Fees; provided, that such invoices, bills and estimates may have confidential information of DCB redacted prior to the Effective Time.

Section 7.9           Determination Date Financial Statements. Not later than five (5) Business Days after the Determination Date, DCB shall provide FFI with the DCB’s unaudited consolidated balance sheet presenting the financial condition of the DCB and its Subsidiaries as of the close of business on the Determination Date and the DCB’s unaudited consolidated statements of operations, cash flows and changes in shareholders equity for the period January 1, 2011 through the close of business on the Determination Date (the “Determination Date Financial Statements”). DCB shall prepare the Determination Date Financial Statements in all material respects in accordance with GAAP for unaudited interim financial information and such Financial Statements shall contain all adjustments (consisting principally of normal recurring adjustments and accruals) necessary to present fairly, in all material respects, DCB’s financial condition as of, and results operations, cash flows and changes in shareholders equity for the period ended on the Determination Date. Such Determination Date Financial Statements shall also reflect accruals for all Professional Fees incurred or expected to be incurred (whether or not doing so is in accordance with GAAP) and such Financial Statements shall be accompanied by a certificate of DCB’s Chief Financial Officer, dated as of the Determination Date to the effect that such Determination Date Financial Statements meet the requirements of this Section 7.9. DCB’s Chief Financial Officer also shall deliver a certificate, dated as of the Effective Time, certifying that there have been no material changes in DCB’s financial condition, results of operations, cash flows or shareholders equity between the Determination Date and the Effective Date.

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Section 7.10         Updated DCB Disclosure Schedule. No later than 72 hours prior to the Effective Time of the Merger, DCB shall update the DCB Disclosure Schedule to the fifth (5th) Business Day prior to the Effective Time of the Merger, and a draft of the updated DCB Disclosure Schedule shall be delivered to FFI; provided, however, that such update of the DCB Disclosure Schedule shall not in any way affect the representations and warranties set forth in Article IV of this Agreement and shall not be considered to modify the representations and warranties for purposes of the determination of whether the representations and warranties of DCB set forth in Article IV of this Agreement are true and correct when made, and as of the Closing as if made as of the Closing, in accordance with Section 11.1(a) herein.

ARTICLE VIII
Covenants of FFI and FFB

Section 8.1           Access to Information; Confidentiality. From the date of this Agreement to the earlier of the Effective Time or termination of this Agreement, FFI shall, and shall cause each of its Subsidiaries and each of their respective Representatives to, subject to Applicable Law, (a) provide to DCB and its respective Representatives access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of FFI and its Subsidiaries and to the books and records thereof and (b) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of FFI and its Subsidiaries as DCB and its Representatives may reasonably request, provided that such access and furnishing of information does not (i) materially impair FFI’s ability to conduct its operations in the ordinary course of business; (ii) result in the waiver of privilege protecting communications between FFI or FFB and any of their legal counsel; or (iii) violate any confidentiality agreement or similar agreement or arrangement to which FFI or FFB is a party. With respect to the information disclosed pursuant to this Section 8.1, the Parties shall comply with all of their respective confidentiality and other obligations under the Confidentiality Agreement.

Section 8.2           Issuance and Reservation of FFI Common Stock; Exchange Act Registration; Listing on Stock Exchange.

(a)          Prior to the Closing, FFI shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement, including the Earn-Out Agreement, the FFI Shares that may be required to be issued hereunder. All FFI Shares, when issued and delivered pursuant to and in accordance with the terms of this Agreement, including the Earn-Out Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of all Liens and, except for Shares issued in the Merger to affiliates of DCB that are subject to Rule 145 under the Securities Act, shall be free of restrictions on transfer. FFI also shall cause all FFI Shares to be received by DCB Shareholders in the Merger to be issued in compliance with the Securities Act and all applicable Blue Sky Laws.

(b)          FFI agrees that it will register all of the FFI Shares under Section 12(g)(1) of the Exchange Act (including any successor regulation thereto) upon the earlier to occur of (i) such time as it is required to do so by the terms of such Section 12(g)(1) of the Exchange Act, or (ii) April 30, 2013. Notwithstanding anything herein to the contrary, this covenant shall survive the Closing and the Effective Time and shall be enforceable by the DCB Securityholder Representative, his successors or assigns, as representative for the former DCB Shareholders.

(c)          FFI agrees that it shall use commercially reasonable efforts to cause the FFI Shares, including any shares of FFI Common Stock reserved for issuance pursuant to the Earn-Out Agreement, to be listed on the New York Stock Exchange, the NYSE AMEX or The NASDAQ Stock Market LLC (or any successor to such entities) on or before April 30, 2013. Notwithstanding anything herein to the contrary, this covenant shall survive the Closing and the Effective Time and shall be enforceable by the DCB Securityholder Representative, his successors or assigns, as representative for the former DCB Shareholders.

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Section 8.3           Updated FFI Disclosure Schedule. No later than 72 hours prior to the Effective Time of the Merger, FFI shall update the FFI Disclosure Schedule to the fifth (5th) Business Day prior to the Effective Time of the Merger, and a draft of the updated FFI Disclosure Schedule shall be delivered to DCB; provided, however, that such update of the FFI Disclosure Schedule shall not in any way affect the representations and warranties set forth in Article V of this Agreement and shall not be considered to modify the representations and warranties for purposes of the determination of whether the representations and warranties of FFI set forth in Article V of this Agreement are true and correct when made, and as of the Closing as if made as of the Closing, in accordance with Section 10.1(a) herein.

Section 8.4           Directors and Officers Indemnification and Insurance.

(a)          FFI and FFB shall permit DCB to purchase an extended policy endorsement under DCB’s existing policy of officers’ and directors’ liability insurance in a form mutually acceptable to DCB and FFI which provides coverage for three years from the Effective Time for claims arising from facts or events that occurred prior to the Effective Time (the “Tail Policy”). The total cost of the Tail Policy shall be expensed by DCB prior to the Determination Date.

(b)          For a period of three years after the Effective Time, FFI shall, and shall cause FFB to indemnify the executive officers and directors of DCB substantially in accordance with the indemnification provisions contained in DCB Articles of Incorporation and DCB Bylaws as in effect on the date hereof with respect to indemnification for liabilities and claims arising out of acts, omissions, events, matters or circumstances occurring or existing prior to the Effective Time, including, without limitation, the Merger and the other transactions contemplated by this Agreement, to the extent such rights to indemnification are not in excess of that permitted by applicable state or federal Laws. In the event that either FFI or FFB or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of FFI or FFB, as applicable, shall assume the obligations set forth in this Section 8.4(b).

(c)          In the event that either FFI or FFB or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of FFI or FFB, as applicable, shall assume the obligations set forth in this Section 8.4 (it being understood that selling FFI or FFB to, or merging either entity into, another entity with different indemnity provisions that provide substantially similar coverage will not be a breach of this covenant).

(d)          The provisions of this Section 8.4 are intended to be for the benefit of, and shall be enforceable by, each director and executive officer of DCB and his or her heirs and representatives.

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Section 8.5           Restriction on Certain Acquisitions. From the date of this Agreement to the earlier of the Effective Time or termination of this Agreement, FFI agrees that neither it nor any of its Subsidiaries or any of their respective Representatives shall enter into any letter of intent or similar document or any agreement, commitment or understanding (whether written or oral) contemplating or otherwise relating to, any (a) merger, consolidation, business combination or similar transaction involving FFI or any of its Subsidiaries and any bank, thrift or bank holding company headquartered in either Coachella Valley or Imperial County, (b) purchase directly by merger, consolidation, business combination, share exchange, joint venture or otherwise, substantially all of the assets of any bank, thrift or bank holding company headquartered in either Coachella Valley or Imperial County, (c) purchase of Equity Securities representing 20% or more of the voting power of any bank, thrift or bank holding company headquartered in either Coachella Valley or Imperial County, or (d) any combination of the foregoing or similar transaction.

Section 8.6           Stock Option Issuances. It is the policy of FFI that, if a Person becomes a director or officer of FFI or FFB, or a member of an advisory board of FFI or FFB, such Person will be granted options to purchase a number of FFI Shares commensurate with his or her position, as set forth on Schedule 8.6 hereto, subject to compliance with applicable securities laws and the terms and conditions of FFI’s 2007 Equity Incentive Plan, as then in effect (the “2007 Equity Plan”). FFI hereby confirms and agrees that if any of the Persons listed on Schedule 8.6 hereto becomes an officer or director of FFI or FFB or a member of an FFI advisory board immediately following the consummation of the Merger, then, in accordance with the foregoing policy, within ten (10) Business Days after the Effective Date, that Person will be granted options to purchase a number of FFI Shares commensurate with his position with FFI or FFB (as the case may be), as set forth in Schedule 8.6, subject to compliance with applicable securities laws, the terms and conditions of the 2007 Equity Plan and any additional terms and conditions set forth in Schedule 8.6. Notwithstanding anything to the contrary that may be contained elsewhere in this Agreement, the obligations of FFI under this Section 8.6 shall survive the Closing and the Effective Time until such options have been granted to those of the Persons named on Schedule 8.6 that become eligible to receive such options in accordance with the policy set forth above in this Section 8.6 and the obligations of FFI under this Section 8.6 shall be enforceable by such Persons who, by reason of this Section 8.6, become eligible to be granted options immediately following consummation of the Merger on the terms and subject to the provisions of the FFI 2007 Equity Incentive Plan and applicable federal and state securities laws.

ARTICLE IX
Conditions to the Obligations of All Parties to Consummate the Merger

Section 9.1           Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each Party to consummate the Merger and any other transactions to be consummated pursuant hereto at the Effective Time shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing, in whole or in part, to the extent permitted by Applicable Law:

(a)          Shareholder Approval. DCB Shareholder Approval and FFI Shareholder Approval shall have been obtained in accordance with Applicable Law.

(b)          No Order; No Governmental Litigation. No Governmental Entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or other order which is in effect and prevents or prohibits consummation of the Merger, and no litigation or court or administrative proceeding shall be pending against FFI, FFB or DCB brought by any Governmental Entity seeking to prevent consummation of the transactions contemplated hereby.

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(c)          Consents and Approvals. All consents, approvals and authorizations of any Governmental Entity required to be obtained by FFI, FFB or DCB, respectively, to permit the Merger to be consummated as contemplated herein shall have been obtained and all statutory waiting periods in respect thereof shall have expired, and no such consents, approvals or authorizations shall contain any conditions, restrictions or requirements which would reasonably be expected (i) to restrict the business of or impose any burdensome conditions on FFI or any of its Subsidiaries, including the Surviving Party in the Merger, in a manner that would, following the Effective Time, have a Material Adverse Effect with respect to FFI, any of its Subsidiaries or the Surviving Party, or (ii) to require the sale by DCB or either FFI or FFB of any material portion of their respective assets.

(d)          Non-Governmental Consents and Approvals. The consents and other approvals, listed on Schedule 9.1(d) hereto, of non-governmental third Parties to the consummation of the Merger shall have been obtained.

(e)          California Permit. The California Permit shall have been granted by the California Commissioner and shall be in full force and effect.

ARTICLE X
Conditions to Obligations of DCB

Section 10.1         Conditions to Obligations of DCB. The obligations of DCB to consummate the Merger and any other transactions contemplated hereby that are required to be consummated by the Effective Time shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any or all of which may be waived in writing by DCB, in whole or in part, to the extent permitted by Applicable Law:

(a)          Representations and Warranties. Other than with respect to the representations and warranties of FFI set forth in Sections 5.1, 5.2, 5.3, 5.5 and 5.22 hereof, the representations and warranties of FFI contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality and Material Adverse Effect, shall be true and correct on the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure or failures of any such representations and warranties to be so true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to FFI. On the other hand, the representations and warranties of FFI contained in Sections 5.1, 5.2, 5.3, 5.5 and 5.22 shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date).

(b)          Performance. FFI shall have performed in all material respects all of its agreements and covenants in this Agreement, taken as a whole, required to be performed by it on or prior to the Effective Time.

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(c)          No Material Adverse Effect. There shall not have been since March 31, 2011 a Material Adverse Effect with respect to FFI and its Subsidiaries, including FFB, considered as a whole.

(d)          Officer’s Certificate. DCB shall have received a certificate, dated as of the Effective Time, signed on behalf of FFI and FFB by FFI’s Chief Executive Officer or Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 10.1(a)-(c) hereof.

ARTICLE XI
Conditions to Obligations of FFI and FFB

Section 11.1         Conditions to Obligations of FFI and FFB. The respective obligations of FFI and FFB to effect the Merger and to consummate any other transactions contemplated hereby that are required to be consummated by the Effective Time shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing by FFI (on behalf of itself and FFB), in whole or in part, to the extent permitted by Applicable Law:

(a)          Representations and Warranties. Other than with respect to the representations and warranties of DCB set forth in Sections 4.1, 4.2, 4.3, 4.5 and 4.33 hereof, the representations and warranties of DCB contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality and Material Adverse Effect, shall be true and correct on the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure or failures of any such representations and warranties to be so true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on DCB. On the other hand, the representations and warranties of DCB contained in Sections 4.1, 4.2, 4.3, 4.5 and 4.33 shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date).

(b)          Performance. DCB shall have performed in all material respects all of its agreements and covenants contained in this Agreement, taken as a whole, required to be performed by it on or prior to the Effective Time.

(c)          No Material Adverse Effect. There shall not have been since March 31, 2011 a Material Adverse Effect with respect to DCB.

(d)          Officer’s Certificate. FFI shall have received a certificate, dated as of the Effective Time, signed on behalf of DCB by its Chief Executive Officer or Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 11.1(a)-(c) hereof.

(e)          Dissenters’ Rights. DCB Shareholders holding shares of DCB Common Stock representing no more than ten percent (10%), in the aggregate, of the outstanding voting power of DCB shall have exercised dissenters’ rights under the CGCL with respect to the Merger (meaning DCB Shareholders holding 90% or more of the outstanding voting power of DCB have not exercised dissenters’ rights under the CGCL with respect to the Merger).

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(f)          Core Deposit Retention. As of the month-end prior to the Effective Time, the dollar volume of Core Deposits (defined below) at DCB shall be not less than One Hundred Ten Million Dollars ($110,000,000). For purposes of this paragraph 11.1(f), “Core Deposits” shall be defined to mean total deposits less (i) all brokered deposits (as such deposits are defined by the regulations of the FDIC at 12 C.F.R. § 337.6(9)(2)); (ii) all deposits generated from the use of deposit listing services; and (iii) all certificates of deposit opened after the date of this Agreement with a maturity of one year or longer that have an interest rate at the date they are opened that is greater than 85% of the rate for Jumbo Deposits for the corresponding term as listed on the National Rate and Rate Caps, published weekly by the FDIC, in effect at the date the certificate of deposit is opened.

ARTICLE XII
Termination, Amendment and Waiver

Section 12.1         Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating Party or Boards of Directors of the terminating Parties, as the case may be, whether before or after approval of the principal terms of this Agreement and the Merger by the shareholders of DCB:

(a)          By mutual written consent of FFI and DCB, by action of their respective Boards of Directors;

(b)          By either FFI or DCB, if the Effective Time shall not have occurred on or before June 30, 2012 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement shall have been a principal reason for or a principal cause of the failure of the Effective Time to occur on or before such Termination Date;

(c)          By either FFI or DCB, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(d)          By written notice of FFI, if:

(i)          The DCB Board shall have: (A) withdrawn, or adversely modified or changed, or resolved to withdraw or adversely modify or change, the DCB Board Recommendation; (B) approved or recommended, or resolved to approve or recommend, to its shareholders a DCB Acquisition Proposal other than the Merger contemplated by this Agreement; (C) entered into, or resolved to enter into, any agreement with respect to a DCB Acquisition Proposal; or (D) recommended that the DCB shareholders tender their shares in any tender offer or exchange offer that is commenced other than by FFI or DCB or any of their respective affiliates; or

(ii)         DCB or any of its directors, officers or employees shall have materially breached Section 7.4 hereof or any other of its Representatives shall have willfully and materially breached Section 7.4 hereof;

(e)          By DCB pursuant to and in accordance with the terms and conditions of Section 7.4(e) hereof;

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(f)          By FFI, if (i) DCB shall have breached any of its representations or warranties, or failed to perform any of its agreements or covenants, contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by DCB prior to the Termination Date, and (B) renders any condition, as applicable, under Sections 11.1(a) or 11.1(b) incapable of being satisfied prior to the Termination Date or (ii) a DCB Affiliated Shareholder materially breaches any of his or her representations or warranties or any of his or her covenants or obligations contained in his or her DCB Voting Agreement, including a breach of the obligation to vote his or her DCB Shares in favor of the approval of the principal terms of this Agreement, if such breach would reasonably be expected to materially impede or delay or prevent the consummation of the Merger and cannot be or has not been cured within thirty (30) days after the giving of written notice thereof to the breaching DCB Affiliated Shareholder;

(g)          By written notice of DCB, if FFI or FFB shall have breached any of its respective representations or warranties, or failed to perform any of its respective agreements or covenants, contained in this Agreement, which breach or failure to perform (i) is incapable of being cured by FFI and FFB prior to the Termination Date, and (ii) renders any condition under Sections 10.1(a) or 10.1(b) incapable of being satisfied prior to the Termination Date; and

(h)          By FFI or DCB, (i) upon the failure to obtain DCB Shareholder Approval or (ii) upon the failure to obtain FFI Shareholder Approval.

Section 12.2         Effect of Termination.

(a)          Survival. In the event of termination of this Agreement as provided in Section 12.1 hereof, this Agreement shall forthwith become void and of no effect, except that the provisions of this Section 12.2 and Section 6.4, the last sentence of Section 7.3 and the last sentence of Section 8.1 shall survive any termination of this Agreement pursuant to Section 12.1 and no party shall have any liability to any other party hereto by reason of any such termination or the events or circumstances that give rise to such termination, except as otherwise provided by this Section 12.2.

(b)          DCB Termination Fee.

(i)          DCB shall pay FFI a termination fee in the amount of One Million Five Hundred Thousand Dollars ($1,500,000), in the manner and at the time set forth in Section 12.2(d) hereof, in the event that this Agreement is terminated solely as follows:

(A)         if FFI shall terminate this Agreement pursuant to Section 12.1(d);

(B)         if DCB shall terminate this Agreement pursuant to Section 12.1(e); and

(C)         if FFI shall terminate this Agreement pursuant to Section 12.1(f)(i); provided, that the event that entitled FFI to terminate this Agreement pursuant to Section 12.1(f)(i) was a willful and material breach by DCB of any its representations, warranties or covenants set forth in this Agreement; provided, however, that the termination fee amount referenced in Section 12.2(b)(ii) below shall apply in lieu of the termination fee amount referenced in Section 12.2(b)(i) if the termination resulted solely from a breach of Section 7.1(b) of this Agreement due to FFI’s failure to consent to a requirement made by a Governmental Authority that DCB raise additional capital.

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(ii)         DCB shall pay FFI a termination fee in the amount of One Hundred Fifty Thousand Dollars ($150,000), in the manner and at the time set forth in Section 12.2(d) hereof, solely in the event that FFI or DCB shall terminate this Agreement pursuant to Section 12.1(h)(i) or in the event that FFI shall terminate this Agreement pursuant to Section 12.1(f)(i) as a result of a breach of Section 7.1(b) of this Agreement as described in Section 12.2(b)(i)(C) above.

Any termination fee amount which becomes payable by DCB to FFI pursuant to Subsection 12.2(b)(i) or Subsection 12.1(b)(ii) shall be referred to in this Agreement as an “DCB Termination Fee”.

(iii)        In the event that DCB becomes obligated to pay a DCB Termination Fee to FFI pursuant to Subsection 12(b)(i) or 12(b)(ii) above, payment by DCB of the applicable DCB Termination Fee to FFI pursuant to this Section 12.2(b) shall be the sole and exclusive liability of DCB to, and the sole remedy of FFI and FFB for any termination of this Agreement, or the actions, events, occurrences or circumstances giving rise to any such termination.

(c)          FFI Termination Fee.

(i)          FFI shall pay DCB a termination fee in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) in the manner and at the time set forth in Section 12.2(d) hereof, in the event that this Agreement is terminated by DCB pursuant to Section 12.1(g), provided, that the event that entitled DCB to terminate this Agreement pursuant to Section 12.1(g) was a willful and material breach by FFI or FFB of any their respective representations, warranties or covenants set forth in this Agreement.

(ii)         FFI shall pay DCB a termination fee in the amount of One Hundred Fifty Thousand Dollars ($150,000), in the manner and at the time set forth in Section 12.2(d) hereof, solely in the event that FFI or DCB shall terminate this Agreement pursuant to Section 12.1(h)(ii) above.

Any termination fee amount which becomes payable by FFI to DCB pursuant to Subsection 12.2(c)(i) or Subsection 12.1(c)(ii) shall be referred to in this Agreement as an “FFI Termination Fee”.

(iii)        In the event that FFI becomes obligated to pay an FFI Termination Fee to DCB pursuant to Subsection 12(c)(i) or 12(c)(ii), payment by FFI of the applicable FFI Termination Fee to DCB, pursuant to this Section 12.2(c), shall be the sole and exclusive liability of FFI to and the sole remedy of DCB for any termination of this Agreement as set forth in this Section 12.2(c), or the actions, events, occurrences or circumstances giving rise to any such termination.

(d)          Payment of Termination Fees.

(i)          Payment of DCB Termination Fee. If a DCB Termination Fee becomes payable pursuant to Paragraph 12(b)(i) or 12(b)(ii) above, such Fee shall be paid by wire transfer of immediately available funds to an FFI designated account by DCB within three (3) Business Days after termination of this Agreement. DCB acknowledges that its covenants and agreements contained in this Section 12.2 are an integral part of the transactions contemplated by this Agreement, and that without such agreements FFI would not have entered into this Agreement, and that neither of the DCB Termination Fee amounts constitutes a penalty. If DCB fails to pay FFI the amounts due by DCB to FFI in full under this Section 12.2 within the time period specified in this Paragraph 12.2(d)(i), DCB shall pay all costs and expenses (including attorneys’ fees) incurred by FFI in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with any interest thereon, accrued at a rate of 10% per annum.

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(ii)         Payment of FFI Termination Fee. If an FFI Termination Fee becomes payable pursuant to Paragraph 12(c)(i) or 12(c)(ii) above, such Fee shall be paid by wire transfer of immediately available funds to a DCB designated account by FFI within three (3) Business Days after termination of this Agreement. FFI acknowledges that its covenants and agreements contained in this Section 12.2 are an integral part of the transactions contemplated by this Agreement, and that without such agreements DCB would not have entered into this Agreement, and that neither of the FFI Termination Fee amounts constitutes a penalty. If FFI fails to pay DCB the amounts due by FFI to DCB, in full, under this Section 12.2 within the time period specified above in this Paragraph 12.2(d)(ii), FFI shall pay all costs and expenses (including attorneys’ fees) incurred by DCB in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with any interest thereon, accrued at a rate of 10% per annum.

(e)          Effect of Other Terminations. No Party shall have any liability of any kind or nature to the other Party by reason of any termination of this Agreement pursuant to Section 12.1 or the action, events, occurrences or circumstances that caused this Agreement to be terminated, except as and to the extent provided in Sections 12.2(b), 12.2(c) and 12.2(d) above. In no event and under no circumstance shall any officer, director, shareholder, employee or independent contractor of any Party hereto have any liability whatsoever to the other Party by reason of any termination of this Agreement or the action, events, occurrences or circumstances that caused this Agreement to be terminated.

Section 12.3         No Termination Arising from Purchase Accounting Treatment. The applicability of purchase accounting principles (as described in GAAP) to the transactions described in this Agreement, or to any Party or Parties to this Agreement, shall not in and of itself entitle any Party to terminate this Agreement.

ARTICLE XIII
General Provisions

Section 13.1         Survival After the Effective Time. None of the representations and warranties in this Agreement or in any schedule, instrument or any other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 13.1 shall not limit any covenant or agreement of the Parties which by its terms contemplates or provides for performance after the Effective Time, each of which covenants or agreements shall survive the consummation of the Merger or termination of this Agreement, as applicable, until such covenant or agreement has been fully and faithfully performed.

Section 13.2         Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

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If to FFI or FFB, addressed to it at:

First Foundation, Inc.
18101 Von Karman Ave., Suite 700

Irvine, California 92612-0145

Attention: Scott Kavanaugh, President

Email: skavanaugh@ff-inc.com

Fax: (949) 202-4180

with a copy to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attention: Ben A. Frydman

Email: bfrydman@sycr.com

Fax: (949) 725-4100

If to DCB, addressed to it at:

Desert Commercial Bank

44801 Village Court

Palm Desert, California 92260-3819

Attention: Max Briggs, Chairman

Email: mbriggs@flccapital.com

Fax: (760) 779-8112

and

Tony Swartz, CEO
Email: tswartz@desertbanking.com
Fax: (760) 340-7599

with a copy to:

Luce, Forward, Hamilton & Scripps, LLP

600 W. Broadway, Suite 2600

San Diego, CA 92101

Attention: Kurt L. Kicklighter, Esq.

Email: kicklighter@luce.com

Fax: (619) 446-8242

Section 13.3         Fees and Expenses. Subject to any provisions in Section 12.2 to the contrary, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

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Section 13.4         DCB Securityholder Representative.

(a)          Prior to the DCB Shareholder Approval, the DCB Board shall select and appoint an individual who is also a DCB Shareholder, to act as the DCB Securityholders’ agent and attorney-in-fact for the purposes set forth in this Agreement and the Earn-Out Agreement (the “Securityholder Representative”). Approval by the DCB Shareholders of this Agreement and the Merger shall constitute the approval by the DCB Shareholders of the selection by the DCB Board of such individual as the Securityholder Representative and the irrevocable appointment by each DCB Securityholder, without the necessity of any further action by the DCB Board or the DCB Securityholders, of such individual as the Securityholder Representative.

(b)          The Securityholder Representative shall have the power and authority to act for all purposes specifically as set forth in this Agreement and the Earn-Out Agreement on behalf of all DCB Securityholders (other than the holders of Dissenting DCB Shares) and FFI and FFB shall be entitled to rely on the actions and directions of the Securityholder Representative with regards to those matters for which DCB Securityholder Representative has been given authority to act hereunder as the actions of such DCB Securityholders.

(c)          If, after the appointment of the initial Securityholder Representative, he or she resigns or otherwise becomes unable to fulfill his/her responsibilities hereunder and under the Earn-Out Agreement, then, within 10 days thereafter the DCB Board (or if such event occurs after the Effective Time, the persons who had been the members of the DCB Board immediately prior to the Effective Time (the “DCB Board Members”) shall, by majority vote or majority written consent, appoint a successor Securityholder Representative and immediately thereafter shall notify FFI of the identity of such successor Securityholder Representative and provide to FFI written certification signed by the Chairman of the DCB Board (the “DCB Chairman”) that the appointment of such successor Securityholder Representative has been approved by the requisite vote or written consent of the DCB Board Members, accompanied by an acknowledgement signed by such successor Securityholder Representative that he or she accepts and agrees to perform the responsibilities of the Securityholder Representative under and agrees to be bound by all of the provisions of this Agreement and the Earn-Out Agreement. If for any reason there occurs a vacancy in the office of the Securityholder Representative at any time after the DCB Shareholder Approval, all references herein to the “Securityholder Representative” shall be deemed to refer to the DCB Board Members. The Securityholder Representative may be removed and replaced by majority vote or majority written consent of the DCB Board Members, which removal and replacement will be effective five (5) Business Days after written notice thereof from the DCB Chairman has been provided to FFI, accompanied by an acknowledgement signed by the replacement Securityholder Representative named in that written notice that that he or she accepts and agrees to perform the responsibilities of the Securityholder Representative under and agrees to be bound by all of the provisions of this Agreement and the Earn-Out Agreement. Each successor or replacement Securityholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement and the Earn-Out Agreement upon the original Securityholder Representative, and the term “Securityholder Representative” as used herein and in the Earn-Out Agreement shall be deemed to include any interim, successor or replacement Securityholder Representative. By virtue of the approval and adoption of this Agreement and the Merger by the DCB Shareholders and the execution and delivery of the Option/Warrant Cancellation Agreements by the holders of the In-the-Money DCB Options and Warrants who have elected to cancel their DCB Options or Warrants in exchange for receipt of the Option Consideration pursuant to Section 3.6 hereof, each DCB Securityholder (other than the holders of Dissenting DCB Shares) shall be deemed (a) to have irrevocably appointed the Securityholder Representative and any successor or replacement Securityholder Representative as such DCB Securityholder’s attorney-in-fact and agent and (b) to have authorized each such Securityholder Representative to act for such DCB Securityholder in such DCB Securityholder’s name, place and stead, in any and all capacities to do and perform every act and thing required, permitted, necessary or desirable to be done in the exercise of the powers and authority of the Securityholder Representative, and in furtherance of the purposes for which the Securityholder Representative is appointed, under this Agreement and the Earn-Out Agreement, as fully to all intents and purposes as such DCB Securityholder might or could do in person Each DCB Securityholder hereby agrees to receive correspondence from the Securityholder Representative, including in electronic form.

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(d)          Any and all actions taken or not taken, exercises of rights, power or authority and any decision or determination made by a Securityholder Representative in connection with the authority granted to Security Representative hereunder shall be absolutely and irrevocably binding upon each DCB Securityholder as if each such DCB Securityholder had taken such action, exercised such rights, power or authority or made such decision or determination in his, her or its individual capacity, and FFI may rely upon such action, exercise of right, power, or authority or such decision or determination of the Securityholder Representative as the action, exercise, right, power or authority, or the decision or determination of such DCB Securityholder, and no DCB Securityholder shall have the right to object, dissent, protest or otherwise contest the same. FFI is hereby relieved from any and shall have no liability to any Person for any acts done or decisions made by a Securityholder Representative, and any acts done or decisions or determinations made by FFI in accordance with any decision, act, consent or instruction of a Securityholder Representative, acting in his or her capacity as such.

(e)          The Securityholder Representative shall have no liability to FFI or FFB with arising out of any action taken or decision or determination made by the Securityholder Representative in the scope of his or her authority and in his or her capacity as the Securityholder Representative. The Securityholder Representative shall not be liable to DCB or the DCB Securityholders for any act done or omitted hereunder as Securityholder Representative while acting in good faith and in the exercise of reasonable judgment. The Securityholder Representative shall be liable to the Shareholders only for willful misconduct. The DCB Securityholders acknowledge that collection of amounts due under the Earn-Out Agreement may not be possible and that the Securityholder Representative cannot be held liable for the failure to collect any amounts due under the Earn-Out Agreement.

(f)          DCB may purchase an errors and omissions insurance policy, in a form mutually acceptable to DCB and FFI (an “E&O Policy”), to provide insurance coverage for claims that may be asserted against and liabilities that may be incurred by the Securityholder Representative arising out of his or her acts and omissions in his or her capacity as the Securityholder Representative. The total cost of the E&O Policy shall be recorded as an operating expense by DCB in the Determination Date Financial Statements.

Section 13.5         Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 13.6         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic (including, without limitation, the Aggregate Merger Consideration) and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in any manner materially adverse to any Party; provided, that for purposes of clarification, any change in the Aggregate Merger Consideration shall be deemed to be “materially adverse.” Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

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Section 13.7         Entire Agreement. This Agreement (together with the Exhibits, the DCB Disclosure Schedule and the FFI Disclosure Schedule and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 13.8         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void.

Section 13.9         Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as specifically set forth herein.

Section 13.10        Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)          This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of California without regard to conflict of Law principles thereof (the “Governing Law”). The Parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts in the County of Orange of the State of California and the federal courts of the United States of America located in the Southern District of the State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California state or federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13.2 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

(b)          Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) each such Party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 13.9.

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Section 13.11         Specific Performance. The Parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 13.12         Waiver. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other Party with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the DCB Shareholders, there may not be, without further approval of such Shareholders, any extension or waiver of this Agreement or any portion thereof which, by Law or in accordance with the rules of any applicable exchange, requires further approval by such Shareholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each of the Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply with the same obligation, covenant, agreement or condition or any failure to comply with any other obligation, covenant, agreement or condition by the Party whose performance was waived.

Section 13.13         Amendment. This Agreement may be amended by the Parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by DCB Shareholders, no amendment shall be made except as allowed under Applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto

Section 13.14         Interpretation; Certain Definitions and Headings. This Agreement is the result of arms’-length negotiations between the Parties hereto and no provision hereof, because of any ambiguity found to be contained herein or otherwise, shall be construed against a Party because such Party or its legal counsel was the draftsman of that provision or any portion thereof. Unless the context in which such terms are used clearly and unambiguously indicates otherwise, (i) the term “or” shall not be exclusive, (ii) the terms “including” and “include” shall not be limiting and shall mean “including, but not limited to,” and “include without limitation”, and (iii) the terms “herein,” “hereof,” “hereto,” “hereunder”, “hereinafter” and other similar terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear. The Recitals to this Agreement are an integral part of this Agreement and shall be given full effect in connection with the interpretation and construction of this Agreement. The Article, Section, subsection and any paragraph headings contained herein are for convenience of reference only and are not intended to and shall not define, limit or affect, and shall not be considered in connection with, the interpretation or application of any of the terms or provisions of this Agreement.

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Section 13.15         Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which executed counterparts, and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

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IN WITNESS WHEREOF, FFI, FFB and DCB have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FIRST FOUNDATION, INC.			DESERT COMMERCIAL BANK
a California corporation			a California state chartered banking corporation

By:	/s/	SCOTT KAVANAUGH	By:	/s/	MAX BRIGGS
Name:		Scott Kavanaugh	Name:		Max Briggs
Title:		CEO	Title:		Chairman

By:	/s/	JOHN MICHEL	By:	/s/	TONY SWARTZ
Name:		John Michel	Name:		Tony Swartz
Title:		CFO	Title:		President & CEO

FIRST FOUNDATION BANK
a Federal Savings Bank

By:	/s/	SCOTT KAVANAUGH
Name:		Scott Kavanaugh
Title:		CEO

By:	/s/	JOHN MICHEL
Name:		John Michel
Title:		CFO

[Signature Page to Agreement & Plan of Merger]

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”) is effective as of October 5, 2011, by and among First Foundation Inc., a California corporation (“FFI”), First Foundation Bank, a federal savings bank (“FFB”) that is a wholly-owned subsidiary of FFI, and Desert Commercial Bank, a California state chartered bank (“DCB”).

RECITALS

A.           FFI, FFB and DCB have entered into that certain Agreement and Plan of Merger dated June 29, 2011 (the “Agreement”); and

B.           FFI, FFB and DCB desire to amend the Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Definitions. Unless otherwise defined in this Amendment, all capitalized terms herein shall have the meanings ascribed to them in the Agreement.

2.          Consideration. The parties agree that the consideration for this Amendment consists of the mutual benefits arising from the modifications set out below.

3.          Certain Defined Terms. Section 3.1(b)(i)(D) of the Agreement is deleted in its entirety and replaced with the following:

“(D)	the lesser of (1) $30,000 or (2) 50% of the Securityholder Representative Fee (as defined below)”

4.          Certain Defined Terms. Section 3.1(i) of the Agreement is deleted in its entirety and replaced with the following:

“(i)          “Securityholder Representative Fee” means the aggregate amount paid or payable by DCB to the Securityholder Representative in consideration for the Securityholder Representative acting in such capacity in connection with this Agreement and the Earn-Out Agreement.”

5.          DCB Securityholder Representative. Section 13.4(a) of the Agreement is deleted in its entirety and replaced with the following:

“(a)          Prior to the DCB Shareholder Approval, the DCB Board shall select and appoint a Person to act as the DCB Securityholders’ agent and attorney-in-fact for the purposes set forth in this Agreement and the Earn-Out Agreement (the “Securityholder Representative”). Approval by the DCB Shareholders of this Agreement and the Merger shall constitute the approval by the DCB Shareholders of the selection by the DCB Board of such Person as the Securityholder Representative and the irrevocable appointment by each DCB Securityholder, without the necessity of any further action by the DCB Board or the DCB Securityholders, of such Person as the Securityholder Representative.

6.          DCB Securityholder Representative. Section 13.4(f) of the Agreement is deleted in its entirety.

7.          Binding Agreement. All of the terms and provisions of this Amendment shall be binding upon each party hereto and their respective successors and assigns, and shall inure to the benefit of each party hereto and their respective successors and assigns.

8.          Counterparts. This Amendment may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party's signature, with each such counterpart, facsimile or PDF signature constituting an original and all of which together constituting one and the same original.

9.          Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflicts of law principles.

10.         Authority. The undersigned warrants that the individual executing this Amendment on behalf of such party has the requisite authority to execute this Amendment and to bind such party to all the provisions of this Amendment.

11.         Continuing Validity. Except as expressly modified by this Amendment, the terms and conditions of the Agreement will remain unchanged and in full force and effect, and are expressly incorporated by reference in this Amendment. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment will prevail.

[The remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

FIRST FOUNDATION, INC.			DESERT COMMERCIAL BANK
a California corporation			a California state chartered banking corporation

By:	/s/	SCOTT KAVANAUGH	By:	/s/	MAX BRIGGS
Name:		Scott Kavanaugh	Name:		Max Briggs
Title:		CEO	Title:		Chairman

By:	/s/	JOHN MICHEL	By:	/s/	TONY SWARTZ
Name:		John Michel	Name:		Tony Swartz
Title:		CFO	Title:		President & CEO

FIRST FOUNDATION BANK
a Federal Savings Bank

By:	/s/	SCOTT KAVANAUGH
Name:		Scott Kavanaugh
Title:		CEO

By:	/s/	JOHN MICHEL
Name:		John Michel
Title:		CFO

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SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Second Amendment to Agreement and Plan of Merger (this “Second Amendment”) is made and entered into as of May 30, 2012 (the “Effective Date”) by First Foundation Inc., a California corporation (“FFI”), First Foundation Bank, a federal savings bank (“FFB”) that is a wholly-owned subsidiary of FFI, and Desert Commercial Bank, a California state chartered bank (“DCB”). For ease of reference, FFI, FFB and DCB shall sometimes be referred to herein, collectively, as the “Parties” and, individually, as a “Party”.

RECITALS

A.           FFI, FFB and DCB entered into that certain Agreement and Plan of Merger dated June 29, 2011 and, effective October 5, 2011, the Parties entered into that certain First Amendment to Agreement and Plan of Merger (the “First Amendment”), which amended certain provisions of the Agreement and Plan of Merger. For ease of reference, the Agreement and Plan of Merger, as amended by the First Amendment, shall be referred to herein as the “Merger Agreement”.

B.           Unless otherwise defined or modified herein, terms with initial capital letters in this Second Amendment shall have the respective meanings given to them in the Merger Agreement.

C.           The Parties desire to amend the Merger Agreement to, among other things, reflect recent or expected changes in the regulation of FFI and FFB by bank regulatory authorities, to fix a Determination Date and to extend the Termination Date in the Merger Agreement, all as more fully set forth hereinafter.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the respective covenants of FFI and FFB to DCB and of DCB to FFI and FFB set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Amendments to Section 1.1 of the Merger Agreement.

1.1           The following definition is hereby added between the definitions of “Affiliate” and “ALLL” in Section 1.1 of the Merger Agreement:

“‘Agreement of Merger’ means an Agreement of Merger, together with the officers’ certificates appended thereto, in substantially the form of Exhibit D to this Agreement, which complies with the requirements of Section 1101 of the CGCL and any applicable Government regulations.”

1.2           The reference to the OTS and OCC is hereby deleted from the definition of “Government Approvals” contained in Section 1.1 of the Merger Agreement.

2.           Amendments to Section 2.2 of the Merger Agreement.

2.1           The first sentence of Section 2.2 of the Merger Agreement (entitled “Closing”) is hereby amended to read in its entirety as follows:

“If the Determination Date, under Subsection 3.1(h) of this Agreement, is June 30, 2012, then the consummation of the Merger (the “Closing”) shall take place as soon as practicable, but not later than the fifth (5th) calendar day (or, if that is not a Business Day, then on the next Business Day thereafter), immediately following the date on which all of the conditions forth in Articles IX, X and XI of this Agreement have been satisfied, or waived in writing (excluding conditions that, by their nature, cannot be satisfied until, but will be satisfied or waived as of, the Closing Date, but subject to the satisfaction or waiver of those conditions). If, however, the Determination Date, under Subsection 3.1(h) of this Agreement, is July 31, 2012, then the Closing shall take place as soon as practicable thereafter but not later than August 13, 2012. The actual date of the Closing shall be referred to in this Agreement as the “Closing Date”.

2.2           The last two sentences of Section 2.2 of the Merger Agreement are hereby amended to read in their entirety as follows:

“As soon as practicable on or after the Closing Date, the Parties hereto shall cause the Merger to be consummated by filing a duly executed copy of the Agreement of Merger with the California Secretary of State. The Merger shall become effective on the date and at the time at which such Agreement of Merger has been duly filed with and certified by (i) the DFI (if required under Applicable Law) and (ii) the California Secretary of State (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the “Effective Time” of the Merger).

3.           Amendment to Section 2.3 of the Merger Agreement. The first sentence of Section 2.3 of the Merger Agreement (entitled “Effect of the Merger”) is hereby amended to read in its entirety as follows:

“At the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the Bank Merger Act, the CGCL and the Financial Code.”

4.           Amendment of Definition of Determination Date. The definition of the term “Determination Date” contained in Subsection 3.1(h) of the Merger Agreement is hereby amended to read in its entirety as follows:

“Determination Date” shall mean June 30, 2012, if all of the conditions set forth in Articles IX, X and XI of this Agreement have been satisfied or waived in writing by no later than July 25, 2012 (excluding conditions that, by their nature, cannot be satisfied until, but will be satisfied or waived as of, the Closing Date, but subject to the satisfaction or waiver of those conditions). If, on the other hand, those conditions are satisfied, or waived in writing, between July 26 and August 10, 2012 (inclusive), then, the Determination Date will be July 31, 2012.”

5.           Amendment to Section 5.1 of the Merger Agreement. The first two sentences of Section 5.1 of the Merger Agreement (entitled “Organization and Qualification; Subsidiaries”) are hereby amended to read in its entirety as follows:

“FFI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is now registered as a savings bank holding company with the FRB, but expects that prior to and on the Closing Date, it will be registered with the FRB as a bank holding company under the Bank Holding Company Act of 1956, as amended. FFB is now a federal saving bank operating under a banking charter issued by the OTS, but expects that prior to and on the Closing Date it will be a California state chartered bank operating under a banking charter issued by the DFI. FFB’s deposits are insured by the FDIC through the Bank Insurance Fund and to the fullest extent provided by law.”

6.           Termination Date. Subsection 12.1(b) of the Merger Agreement is hereby amended to change the “Termination Date” to August 15, 2012 and all references to “Termination Date” in the Merger Agreement shall hereafter mean August 15, 2012.

7.           Agreement of Merger. All references in the Merger Agreement to “Short-Form Merger Agreement” shall mean the “Agreement of Merger” (as defined in Section 1 of the Second Amendment) and the form of the Agreement of Merger attached as Exhibit D to the Merger Agreement is hereby amended to read in its entirety as set forth in Appendix I to this Second Amendment.

8.           Binding Agreement. All of the terms and provisions of this Second Amendment shall be binding on, and shall inure to the benefit of, each of the Parties and their respective successors and permitted assigns.

9.           Continuing Validity. Except as expressly modified by Sections 1 thru 7, inclusive, of this Second Amendment, the terms and provisions of the Merger Agreement will remain unchanged and continue in full force and effect. In the event of a conflict between the terms of this Second Amendment and the Merger Agreement, the terms of this Second Amendment will govern.

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10.         Governing Law. This Second Amendment shall be governed by, construed in accordance with, and enforced under the laws of the State of California, without regard to its conflicts of law principles.

11.         Severability. If any provision of this Second Amendment is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of law or public policy, all of the other provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

12.         Authority. Each Party represents and warrants to the other Parties that the execution and delivery of this Second Amendment by such Party has been approved by its Board of Directors and that the persons executing this Second Amendment in the name and on behalf of such Party have been duly authorized to do so.

13.         Prior Understandings. This Second Amendment contains all of the agreements of the Parties with respect to, and supersedes any prior agreements or understandings, written or oral, among the Parties relating to, the subject-matter of this Second Amendment.

14.         Counterparts. This Second Amendment may be executed by any Party in a separate counterpart and each such executed counterpart may be transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a Party's signature, with each such executed counterpart and any facsimile or PDF thereof constituting an original, but all of which together shall constitute one and the same instrument.

(Remainder of page intentionally left blank.
Signatures of Parties follow on next page.)

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and date first set forth above.

FIRST FOUNDATION, INC.			DESERT COMMERCIAL BANK
a California corporation			a California state chartered banking corporation

By:	/s/	SCOTT KAVANAUGH	By:	/s/	MAX BRIGGS
Name:		Scott Kavanaugh	Name:		Max Briggs
Title:		CEO	Title:		Chairman

By:	/s/	JOHN MICHEL	By:	/s/	TONY SWARTZ
Name:		John Michel	Name:		Tony Swartz
Title:		CFO	Title:		President & CEO

FIRST FOUNDATION BANK
a California corporation

By:	/s/	SCOTT KAVANAUGH
Name:		Scott Kavanaugh
Title:		CEO

By:	/s/	JOHN MICHEL
Name:		John Michel
Title:		CFO

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THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Third Amendment to Agreement and Plan of Merger (this “Third Amendment”) is made and entered into as of May 30, 2012 (the “Effective Date”) by First Foundation Inc., a California corporation (“FFI”), First Foundation Bank, a federal savings bank (“FFB”) that is a wholly-owned subsidiary of FFI, and Desert Commercial Bank, a California state chartered bank (“DCB”). For ease of reference, FFI, FFB and DCB shall sometimes be referred to herein, collectively, as the “Parties” and, individually, as a “Party”.

RECITALS

A.           FFI, FFB and DCB entered into that certain Agreement and Plan of Merger dated June 29, 2011. Effective as of October 5, 2011, the Parties entered into a First Amendment to Agreement and Plan of Merger (the “First Amendment”) and, immediately preceding the execution hereof, have entered into a Second Amendment to Agreement and Plan of Merger (the “Second Amendment”). For ease of reference, the Agreement and Plan of Merger, as amended by the First Amendment and Second Amendment, shall be referred to herein as the “Merger Agreement”.

B.           Unless otherwise defined or modified herein, terms with initial capital letters in this Third Amendment shall have the respective meanings given to them in the Merger Agreement.

C.           The Parties desire to amend the Merger Agreement as set forth below in this Third Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the respective agreements of FFI and FFB to DCB and of DCB to FFI and FFB set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Amendments to Section 8.2 of the Merger Agreement.

1.1           Subject to Section 2 of this Third Amendment, the first sentence of Subsection 8.2(b) of the Merger Agreement is amended to read in its entirety as follows solely for the purpose of changing the date in that Subsection from April 30, 2013 to October 31, 2013:

“(b)           FFI agrees that it will register all of the FFI Shares under Section 12(g)(1) of the Exchange Act (including any successor regulation thereto) upon the earlier to occur of (i) such time as it is required to do so by the terms of such Section 12(g)(1) of the Exchange Act, or (ii) October 31, 2013.”

1.2           Subject to Section 2 of this Third Amendment, the first sentence of Subsection 8.2(c) of the Merger Agreement is amended to read in its entirety as follows. solely for the purpose of changing the date in that Subsection from April 30, 2013 to October 31, 2013:

“(c)          FFI agrees that it shall use commercially reasonable efforts to cause the FFI Shares, including any shares of FFI Common Stock reserved for issuance pursuant to the Earn-Out Agreement, to be listed on the New York Stock Exchange, the NYSE AMEX or The NASDAQ Stock Market LLC (or any successor to such entities) on or before October 31, 2013.”

2.           Effectiveness of Amendments to Section 8.2 of the Merger Agreement.

2.1           The amendments to Section 8.2, as set forth above in this Third Amendment (the “Section 8.2 Amendments”), shall not become or be effective and shall have no force or effect, unless and until those Amendments have been approved by the affirmative vote of the holders of a majority of the outstanding shares of DCB entitled to vote thereon (the “Shareholder Approval Condition”), provided, however, that if this Shareholder Approval Condition is satisfied, then, subject only to Subsection 2.2 below, the Section 8.2 Amendments shall become and be automatically effective and binding on DCB, without the necessity of any action on the part of DCB, FFI or FFB.

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2.2           Notwithstanding anything to the contrary that may be contained elsewhere in this Third Amendment, if the Shareholder Approval Condition is satisfied on or before the Closing Date, but following the mailing by DCB, pursuant to Section 1301(a) of the CGCL, of the Notice of Approval with respect to the Section 8.2 Amendments, the holders of more than fifteen percent (15%) of DCB’s outstanding shares that were entitled to consent to the approval of the Section 8.2 Amendments have submitted demands to DCB or its transfer agent, in accordance with and within the time period set forth in Section 1301(b) of the CGCL, to have DCB purchase their DCB shares (whether such demands are received before or after the Closing), then, FFI may determine, in its sole and absolute discretion, to leave Section 8.2 unamended. If FFI elects to do so, then (i) it shall provide prompt written notice thereof to DCB, or if that determination is made after the Closing, to the Shareholder Representative, and (ii) the Section 8.2 Amendments will have no force or effect, to the same extent as if DCB’s shareholders had never approved those Amendments. Subsection 2.1 and this Subsection 2.2 shall survive the Closing of the Merger.

3.          Binding Agreement. All of the terms and provisions of this Third Amendment shall be binding on, and shall inure to the benefit of, each of the Parties and their respective successors and permitted assigns.

4.          Continuing Validity. Except as expressly modified by Sections 1 thru 2, inclusive, of this Third Amendment, the terms and provisions of the Merger Agreement will remain unchanged and continue in full force and effect. In the event of a conflict between the terms of this Third Amendment and the Merger Agreement, the terms of this Third Amendment will govern.

5.          Governing Law. This Third Amendment shall be governed by, construed in accordance with, and enforced under the laws of the State of California, without regard to its conflicts of law principles.

6.          Severability. If any provision of this Third Amendment is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of law or public policy, all of the other provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

7.          Authority. Each Party represents and warrants to the other Parties that the execution and delivery of this Third Amendment by such Party has been approved by its Board of Directors and that the persons executing this Third Amendment in the name and on behalf of such Party have been duly authorized to do so.

8.          Prior Understandings. This Third Amendment contains all of the agreements of the Parties with respect to, and supersedes any prior agreements or understandings, written or oral, among the Parties relating to, the subject-matter of this Third Amendment.

9.          Counterparts. This Third Amendment may be executed by any Party in a separate counterpart and each such executed counterpart may be transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a Party's signature, with each such executed counterpart and any facsimile or PDF thereof constituting an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and date first set forth above.

FIRST FOUNDATION, INC.			DESERT COMMERCIAL BANK
a California corporation			a California state chartered banking corporation

By:	/s/	SCOTT KAVANAUGH	By:	/s/	MAX BRIGGS
Name:		Scott Kavanaugh	Name:		Max Briggs
Title:		CEO	Title:		Chairman

By:	/s/	JOHN MICHEL	By:	/s/	TONY SWARTZ
Name:		John Michel	Name:		Tony Swartz
Title:		CFO	Title:		President & CEO

FIRST FOUNDATION BANK
a Federal Savings Bank

By:	/s/	SCOTT KAVANAUGH
Name:		Scott Kavanaugh
Title:		CEO

By:	/s/	JOHN MICHEL
Name:		John Michel
Title:		CFO

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